SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary proxy statement ☒ Definitive proxy statement ☐ Definitive Additional Materials ☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

ITRON, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials:

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement no.:

(3) Filing Party

(4) Date Filed:

Your prompt return of the enclosed proxy card will save the postage expense of additional mailings. Your immediate attention to these materials is greatly appreciated.

March 28, 2007

Dear Shareholder:

On behalf of the Board of Directors, I invite you to attend the Itron, Inc. 2007 Annual Meeting of Shareholders. We hope you can join us. The annual meeting will be held:

At:	Principal Executive Offices of the Company Itron, Inc. — in the Atrium 2111 N. Molter Road Liberty Lake, Washington 99019

On:	Tuesday, May 15, 2007

Time:	8:00 a.m., local time

For our shareholders’ convenience, we will provide a continental breakfast beginning at 7:30 a.m. At that time, shareholders will also have an opportunity to meet personally with our directors and officers to discuss any questions they may have. The annual meeting will begin promptly at 8:00 a.m. The Notice of Annual Meeting of Shareholders, the Proxy Statement, our Annual Report on Form 10-K and our Annual Report to Shareholders accompanies this letter.

We know that many of our shareholders will be unable to attend the annual meeting. We are soliciting proxies so that each shareholder has an opportunity to vote on all matters that are scheduled to come before the shareholders at the annual meeting. Whether or not you plan to attend, please take the time now to read the proxy statement and vote and submit your proxy by telephone, the internet or by signing, dating and returning your proxy card promptly in the enclosed postage-paid envelope. You may revoke your proxy at any time before it is exercised. Regardless of the number of Itron shares you own, your presence in person or by proxy is important for quorum purposes and your vote is important for proper corporate action.

Thank you for your continuing interest in Itron. We look forward to seeing you at our annual meeting.

Sincerely,

LeRoy D. Nosbaum
Chairman and Chief Executive Officer

Itron, Inc., 2111 N. Molter Road, Liberty Lake, Washington 99019-9469; (509) 924-9900 or (800) 635-5461

ITRON, INC.

2111 N. Molter Road

Liberty Lake, Washington 99019

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 15, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Itron, Inc. will be held at the principal executive offices of Itron, Inc., in the Atrium, at 2111 N. Molter Road, Liberty Lake, Washington, at 8:00 a.m., local time, on Tuesday, May 15, 2007, for the following purposes:

(1)	to elect five directors;

(2)	to approve the Amended and Restated 2000 Stock Incentive Plan, including an increase in the number of shares authorized under the plan;

(3)	to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2007 fiscal year; and

(4)	to transact any other business that may properly come before the annual meeting.

The Board of Directors has established the close of business on March 6, 2007 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting.

All shareholders are cordially invited to attend the annual meeting in person.

To ensure representation at the annual meeting, shareholders are urged to submit their proxy as promptly as possible by telephone, the internet or by signing, dating and returning the enclosed proxy card, even if they plan to attend the annual meeting. A return envelope, which requires no postage if mailed in the United States, is enclosed for this purpose. Any shareholder attending the annual meeting may vote in person even if that shareholder has returned a proxy.

By order of the Board of Directors,

John W. Holleran
Corporate Secretary

Liberty Lake, Washington

March 28, 2007

PROXY STATEMENT

This proxy statement is being furnished to shareholders of Itron, Inc. in connection with the solicitation by the Board of Directors of proxies for use at the 2007 Annual Meeting of Shareholders. The meeting will be held at the principal executive offices of Itron, Inc. (Itron or the Company), in the Atrium, at 2111 N. Molter Road, Liberty Lake, Washington, at 8:00 a.m., local time, on Tuesday, May 15, 2007, for the purposes listed in the accompanying Notice of Annual Meeting of Shareholders. We expect to mail this proxy statement and accompanying proxy to our shareholders on or about March 28, 2007.

Matters to Be Considered at the Annual Meeting

At the annual meeting, we will consider and vote on the following matters:

(1)

the election of one director for a term of one year (until 2008), the election of one director for a term of two years (until 2009) and the election of three directors for terms of three years (until 2010);

(2)	the approval of the Amended and Restated 2000 Stock Incentive Plan (the Plan), including an increase in the number of shares authorized under the Plan;

(3)	the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2007 fiscal year; and

(4)	such other business that may properly come before the annual meeting.

Record Date and Outstanding Shares

Holders of record of our common stock at the close of business on March 6, 2007, are entitled to notice of, and to vote at, the annual meeting. On the record date, there were 29,942,000 shares of our common stock outstanding. Each of our directors and executive officers intends to vote or direct the vote of all shares of common stock over which he or she has voting control in favor of (i) the election of the nominees for director, (ii) the approval of the amendments to the Plan and (iii) the ratification of the independent registered public accounting firm.

Revocability of Proxies

Shares represented at the annual meeting by properly signed proxies in the accompanying form will be voted at the annual meeting in accordance with the instructions given in the proxy. A shareholder may revoke a proxy given by the shareholder for use at the annual meeting at any time before the vote. Mere attendance at the annual meeting will not revoke a proxy. A proxy may be revoked by:

■	submitting a later-dated proxy for the same shares at any time before the proxy is voted;

■	delivering written notice of revocation to the Corporate Secretary of Itron at any time before the vote; or

■	attending the annual meeting and voting in person.

If the annual meeting is postponed or adjourned for any reason, at any subsequent reconvening of the annual meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the annual meeting (except for any proxies that have at that time effectively been revoked or withdrawn), even if the proxies had been effectively voted on the same or any other matter at a previous meeting.

Quorum and Voting

Each shareholder will be entitled to one vote per share of common stock held on each matter to be voted on. The presence at the annual meeting, in person or represented by proxy, of holders of a majority of the outstanding common stock on the record date will constitute a quorum. Abstentions and “broker non-votes” (shares held by a broker or nominee that does not have the authority, express or discretionary, to vote on a particular matter) on any of the proposals to be voted on will be counted for purposes of determining the presence of a quorum.

Proposal One:  with respect to the election of directors, the nominees receiving the greatest number of votes duly cast will be elected as directors. Holders of common stock are not entitled to cumulative votes in the election of directors. Abstentions from voting on this matter will have no affect on its outcome because abstentions do not represent votes cast by shareholders in favor of any nominee. There will be no broker non-votes on the election of directors because brokers who hold shares for the accounts of their clients have discretionary authority to vote such shares in this matter.

Proposal Two:  the Plan will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal. Abstentions from voting and broker non-votes on the proposal will not affect the outcome of the proposal because abstentions and broker non-votes do not represent votes cast by shareholders either for or against the proposal.

Proposal Three:  the appointment of the Company’s independent registered public accounting firm for 2007 will be ratified if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal. Abstentions from voting on the proposal will not affect the outcome of the proposal because abstentions do not represent votes cast by shareholders either for or against the proposal. There will be no broker non-votes on the ratification of the Company’s independent registered public accounting firm for 2007 because brokers who hold shares for the accounts of their clients have discretionary authority to vote such shares in this matter.

Proxy Solicitation Costs

We have retained Georgeson, Inc., 17 State Street, New York, New York, to aid in the solicitation of proxies. We will bear the cost of such solicitation of proxies, which we estimate will be approximately $6,000 plus expenses. Proxies may be solicited by personal interview, mail, telephone or facsimile. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of our common stock for their reasonable expenses in forwarding solicitation materials to the beneficial owners. Our directors, officers and employees may also solicit proxies personally or by telephone, without additional compensation.

ITEM 1 — ELECTION OF DIRECTORS

The Board of Directors is divided into three classes, with each director generally holding office for a three-year term or until his or her successor has been elected and qualified. At the annual meeting, one director is to be elected for a term of one year (until 2008), one director is to be elected for a term of two years (until 2009) and three directors are to be elected for a term of three years (until 2010) or until his or her successor is duly elected and qualified. Two directors are being nominated each for a one-year or two-year term instead of a three-year term because Washington law requires the number of directors in each class to be as equal as possible. Unless authority is withheld, the persons named as proxies in the accompanying proxy will vote for the election of the nominees listed below. The Board of Directors has no reason to believe that any of these nominees will be unable to serve as a director. If any of the nominees becomes unavailable to serve, however, the persons named as proxies will have discretionary authority to vote for a substitute nominee. Ambassador Thomas S. Foley, who served as a director since 2002, retired in February 2007.

Nominee to Serve Until 2008

Gary E. Pruitt (age 57) was appointed as a director by the board of directors effective October 1, 2006. Mr. Pruitt is chief executive officer of Univar N.V. (Univar), a chemical distribution company, listed on the Euronext exchange and headquartered in Seattle, Washington. He began his relationship with the company when he joined Univar Corporation in October 1978. Mr. Pruitt held a variety of senior management positions within Univar and Van Waters & Rogers Inc., which ultimately became Vopak USA Inc. In January 2002, he was appointed chairman of Vopak N.V., prior to which he served on the executive board. Mr. Pruitt is on the board of directors of Public Storage, Inc. Mr. Pruitt worked at Arthur Andersen & Co. as a chartered accountant from 1973 through 1977.

Nominee to Serve Until 2009

Kirby A. Dyess (age 60) was appointed as a director by the board of directors on May 9, 2006. Ms. Dyess is a principal in Austin Capital Management LLC where she invests in and assists early stage companies. Prior to Austin Capital, Ms. Dyess spent 23 years in various executive and management positions at Intel Corporation; most recently serving as corporate vice president and director of operations for Intel Capital and vice president and director of new business development. Ms. Dyess is on the board of directors of Merix Corporation, a public company, which manufactures high end PCB boards; Prolifiq Software, Inc., a privately held enterprise software company; and two early stage private companies, Octavian Scientific and Compli Inc. She serves as vice president of the Oregon Board of Higher Education and as a member of the governing board of Oregon Heath Sciences University.

Nominees to Serve Until 2010

Thomas S. Glanville (age 48) has been a director of Itron since 2001. Mr. Glanville is managing partner of Eschelon Energy Parters, LP, an energy industry focused private equity firm based in Houston, Texas. He is also managing partner of Eschelon Advisors, which provides financial, operating and strategic advice to energy/utility industry principals. Mr. Glanville is also on the board of directors of Chroma Exploration and Production, Inc., an Eschelon Energy Partners portfolio company. From 1999-2002, Mr. Glanville served as vice president of technology and new ventures for Reliant Energy, Inc. (Reliant), one of the world’s largest international energy services companies, and its affiliate, Reliant Resources, Inc. Mr. Glanville first joined Reliant in 1998 as vice president of corporate development. He also served as president of Reliant Energy Ventures, Inc. and of Reliant Energy Communications, Inc.

Sharon L. Nelson (age 60) has been a director of Itron since March 2003. Sharon Nelson is an attorney and served as chief of the Consumer Protection Division of the Washington State Attorney General’s Office and director of the Shidler Center for Law, Commerce and Technology at the University of Washington. In addition, Ms. Nelson was a consultant to both corporations and nonprofit organizations, specializing in advice on public policy and regulation. She has extensive experience with issues affecting the utility industry, having served as both chairman of the Washington Utilities and Transportation Commission and president of the National Association of Regulatory Utility Commissioners. She currently serves as chair of the board of directors of

Consumers Union, is a member of the board of trustees of the North American Electric Reliability Council (NERC) and sits on the National Energy Policy Commission, which is funded by the Hewlett Foundation.

LeRoy D. Nosbaum (age 60) has been a director and chief executive officer of Itron since March 2000 and chairman of the board since May 2002. Mr. Nosbaum joined Itron in March 1996 and had executive responsibilities covering manufacturing, product development, operations and marketing before being promoted to president and chief executive officer. Before joining Itron, Mr. Nosbaum was executive vice president and general manager of Metricom, Inc.’s UtiliNet Division and he held a variety of positions with Metricom from 1989 to 1996. Prior to joining Metricom, he was employed by Schlumberger, Ltd. and Sangamo Electric for 20 years.

Continuing Directors

Michael B. Bracy (age 65) has been a director of Itron since 1992. Mr. Bracy’s term as a director expires in 2009. Until his retirement in August 1997, Mr. Bracy was executive vice president, chief financial officer and a director of NorAm Energy Corp. (NorAm), previously known as Arkla, Inc., an integrated natural gas company engaged in gathering and processing natural gas, inter-and intra-state pipeline transportation and retail natural gas distribution. After joining NorAm in 1984, he held various executive positions, including chief executive officer of the Arkla Pipeline Group. Before joining NorAm, Mr. Bracy served as executive vice president and chief financial officer of El Paso Natural Gas Company, which he joined in 1977. Mr. Bracy is also a member of the board of directors of TEPPCO Partners, L.P., a publicly traded limited partnership.

Ted C. DeMerritt (age 75) has been a director of Itron since 1994. Mr. DeMerrit’s term as a director expires in 2008. Until his retirement in 1998, Mr. DeMerritt was chairman of the board and chief executive officer of Olsy North America (formerly ISC Systems Corporation), which develops and implements system solutions for the financial services and retail industries. From 1963 to 1980, he was employed at Sacramento Savings and Loan Association, where he served as controller/senior vice president in charge of the Savings and Operations division. Mr. DeMerritt is also a trustee of the Washington State University Foundation.

Jon E. Eliassen (age 60) has been a director of Itron since 1987. Mr. Eliassen’s term as a director expires in 2008. Mr. Eliassen is managing director of Terrapin Capital Group, LLP (Terrapin). Prior to forming Terrapin, he was president and chief executive officer of the Spokane Area Economic Development Council and held numerous positions within Avista Corporation, an energy company involved in the production, transmission and distribution of energy, before retiring in April 2003 as senior vice president and chief financial officer, a position he held since 1986. He is a member of the board of directors of Red Lion Hotels Corporation, a NYSE traded company, the Washington Technology Center, IT Lifeline, a privately held technology company, The Washington State University Research Foundation, and NVA Holdings, LLC.

Charles H. Gaylord, Jr. (age 61) has been a director since 2006. Mr. Gaylord’s term as a director expires in 2008. Mr. Gaylord is a retired, private technology investor focusing on software and communications. Until his retirement in September 1994, Mr. Gaylord was executive vice president for Intuit Inc., a leading developer of personal and small business finance software programs, Quicken and QuickBooks and chairman of ChipSoft, Inc., publisher of the tax preparation software program TurboTax. Mr. Gaylord is a member of the board of directors of Proximetry Inc., a private company and a member of the advisory board of Technology Crossover Ventures I, which seeks investments in later-stage private and public information technology companies.

Graham M. Wilson (age 62) has been a director of Itron since 1990. Mr. Wilson’s term as a director expires in 2009. Mr. Wilson is currently chairman of GraWil Consultants Inc., a management and financial consultancy. From 1988 to 2002, Mr. Wilson was employed by Westcoast Energy Inc., an integrated energy company, where he was executive vice president and chief financial officer and president and CEO, Services. Mr. Wilson is also on the board of directors of British Columbia Ferries Services Inc. and Daylight Energy Inc. and a trustee of Hardwoods Distribution Income Trust.

The Board of Directors recommends that you vote FOR the election of the five nominees for director.

Compensation of Directors

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board of Directors. In setting director compensation, we consider the significant amount of time that directors spend in fulfilling their duties as well as the skill level required of members of the Board of Directors.

During the 2006 fiscal year, directors who were not officers of the Company received an annual retainer of $70,000, with $40,000 paid in cash and $30,000 paid in shares of our common stock. Members of the Audit/Finance Committee received an additional annual retainer of $8,000, paid in cash, and each of our committee chairs received an additional annual retainer of $10,000, paid half in cash and half in shares of our common stock.

New non-employee directors receive an initial option grant to purchase 5,000 shares of our common stock as of the date of the director’s initial election or appointment to the Board of Directors with vesting over a three-year period. Shares of our common stock and options granted to non-employee directors that are issued as compensation are issued under our Amended and Restated 2000 Stock Incentive Plan.

We adopted a stock ownership guideline for directors that does not allow directors to sell their initial stock grants while active members of the board and also requires the directors to purchase (or hold) shares equal to three times the annual cash retainer fee over a period of three years from the initial appointment or election to director.

The following table sets forth the annual compensation of our non-employee directors for 2006. Employee directors do not receive any separate compensation for their services as a director.

2006 Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards (7)	Option Awards (8)(9)	Total

Michael Bracy (1)	$45,000	$34,924	$-	$79,924
Ted DeMerritt (2)	$44,000	$29,955	$-	$73,955
Kirby Dyess (2)	$32,000	$19,936	$30,614	$82,550
Jon Eliassen (3)	$53,000	$34,924	$-	$87,924
Thomas Foley (6)	$40,000	$29,955	$-	$69,955
Charles Gaylord	$26,667	$19,936	$30,614	$77,217
Thomas Glanville (2)	$48,000	$29,955	$-	$77,955
Sharon Nelson (4)	$45,000	$34,924	$-	$79,924
Mary Ann Peters (6)	$20,000	$14,988	$-	$34,988
Gary Pruitt	$10,000	$7,477	$9,554	$27,031
Graham Wilson (5)	$53,000	$34,924	$-	$87,924

(1)	Chairman of the Compensation Committee.

(2)	Member of the Audit/Finance Committee. T. DeMerritt served on the Audit/Finance Committee until May 2006.

(3)	Chairman of the Corporate Governance Committee and member of the Audit/Finance Committee.

(4)	Chairman of the Health, Safety, Environmental and Litigation Committee.

(5)	Chairman of the Audit/Finance Committee.

(6)	M. Peters did not stand for re-election at the annual meeting of shareholders on May 9, 2006. T. Foley retired as director effective February 2007.

(7)

The amounts in this column reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with Statement of Financial Accounting Standards No. 123(R), Share-based Payments, which is also equal to the grant date fair value of the awards because the awards vest immediately upon grant. See Note 15 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2006 regarding assumptions underlying valuation of equity awards.

(8)

The amounts in this column reflect the dollar amounts recognized for financial statement purposes for the fiscal year ended December 31, 2006, in accordance with Statement of Financial Accounting Standards No. 123(R), Share-based Payments. See Note 15 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2006 regarding assumptions underlying valuation of equity awards. Based on the assumptions used to value the options granted to new non-employee directors in 2006, the grant date fair value of these options totaled $142,014 for K. Dyess and C. Gaylord and $114,943 for G. Pruitt, and vest over a three year period. As of December 31, 2006, the new directors, K. Dyess, C. Gaylord, and G. Pruitt each had 5,000 options outstanding, none of which were exercisable.

(9)

As of December 31, 2006 directors had the following options outstanding and exercisable: M. Bracy – 33,500; T. DeMerritt – 19,000; J. Eliassen – 10,500; T. Foley – 10,000; T. Glanville – 21,000; S. Nelson – 23,000; M. Peters – 2,500; G. Wilson – 18,250. As these directors were fully vested in their options prior to 2006, no expense is shown in this column.

ITEM 2 — APPROVAL OF THE AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN

The Board of Directors believes that our future success and the continued growth in shareholder value depends, in large part, on our ability to attract, retain, and motivate key employees. The Board further believes that stock ownership helps align employee interests with shareholder value creation. As a result, the Board has adopted certain amendments to the Itron, Inc. Amended and Restated 2000 Stock Incentive Plan, subject to shareholder approval.

The plan includes the following amendments:

■

An increase in the number of shares authorized for issuance under the plan by 750,000 shares, from 5,125,000 to 5,875,000 shares. As of December 31, 2006, approximately 473,685 shares of our common stock remained available for issuance under the plan.

■

The elimination of the plan administrator’s ability to permit a participant to pay the exercise price of a stock option with a promissory note and the elimination of the plan administrator’s ability to guarantee a loan obtained from a third party in connection with a stock option exercise.

■

The addition of a limitation on the plan administrator’s ability to waive any terms or conditions of outstanding awards of common stock or awards denominated in units of common stock, so that the number of shares that may be subject to such waivers is less than 10% of the total number of shares authorized for issuance under the plan.

■	An increase in the limit on the number of shares that may be issued pursuant to grants of awards, other than stock options, from 300,000 to 1 million.

■	The addition of a requirement that all members of any committee appointed by the Board to administer the plan must meet the independence standards set forth by the NASDAQ Global Select Market.

A copy of the plan, as proposed to be amended, subject to shareholder approval, is attached to this proxy statement as Appendix A. The following description of the plan, as proposed to be amended subject to shareholder approval, is a summary and does not purport to be fully descriptive. Please refer to Appendix A for more detailed information.

Description of the Amended and Restated 2000 Stock Incentive Plan

Awards.    The plan allows us to grant incentive and nonqualified stock options, shares of common stock or units denominated in common stock, performance shares and performance units. Awards may consist of one or more of these grant types.

Stock Subject to the Plan.    A maximum of 5,875,000 shares of common stock will be authorized for issuance under the plan if shareholders approve the amendment; 5,125,000 shares are currently authorized for issuance. If approved by the shareholders, the plan will limit the number of shares to be issued as awards, other than stock options to 1 million. Currently under the plan the limit is 300,000. The limits are all adjusted automatically for stock splits and similar events.

Any shares of common stock that have been made subject to an award that cease to be subject to the award (generally because the award terminates or expires), other than by reason of exercise or payment of the Award to the extent it is exercised for or settled in vested and non-forfeitable shares, will be available for future issuance in connection with future grants under the plan.

Administration.    Our Compensation Committee administers the plan (the plan administrator), unless the Board of Directors appoints another committee to administer the plan. Subject to the terms of the plan, the plan administrator selects the individuals to receive awards, determines the terms and conditions of all awards and interprets the provisions of the plan. Committee members administering the plan serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board may also authorize one or more senior executive officers to grant awards under the plan to designated classes of eligible persons, within limits set by the Board.

Except for adjustments to reflect stock splits and similar events, the plan administrator may not, without shareholder approval, cancel an outstanding stock option for the purpose of repricing, replacing or regranting the option with an exercise price that is less than the exercise price of the original option or amend an outstanding option for the purpose of reducing the exercise price. The plan administrator also may not grant a stock option with any feature that allows for the automatic grant of a new option upon the exercise of the original option, a reload, nor may the plan administrator amend or modify any outstanding option to provide such a feature.

Eligible Participants.    Awards may be granted to those officers, employees, consultants and independent contractors of Itron and our subsidiaries that the plan administrator selects. In consideration of services provided as members of the Board of Directors, non-employee directors receive stock awards and stock options under the plan. These stock awards and stock options are described under Compensation of Directors on page 7 of this proxy statement. As of February 28, 2007, approximately 2,300 employees and all our non-employee directors were eligible to participate in the plan.

Stock Options.    Options granted under the plan may be incentive stock options (as defined in Section 422 of the Code) or nonqualified stock options. Under the plan, the exercise price for each option is determined by the plan administrator, but cannot be less than 100% of the common stock’s fair market value on the date of grant. For purposes of the plan, fair market value means the closing sales price for our common stock as reported by The NASDAQ Global Select for a single trading day. On February 28, 2007, the closing sales price of our common stock was $64.62 per share.

The exercise price for shares purchased under stock options must be paid by cash or check, except that the plan administrator may authorize payment in any combination of cash or check, shares of already owned common stock, and, to the extent permitted by law, broker-assisted cashless exercise, or which other consideration as the plan administrator may permit.

Unless the plan administrator determines otherwise, the term of each option is ten years from the date of grant and the option vests at a rate of 25% per year over a four-year period. The plan administrator determines how long options will remain exercisable following an optionee’s termination of employment or services. Unless the plan administrator determines otherwise, options vested as of the date of termination by reason of death, disability or retirement generally will be exercisable for one year after the date of such termination and for three months after all other terminations. If an optionee is terminated for cause, the options terminate upon the participant’s notification of such termination.

Stock Awards.    The plan administrator is authorized to make awards of common stock or awards denominated in units of common stock to participants on such terms and conditions and subject to such restrictions as the plan administrator may determine (whether based on periods of continuous service with Itron or performance goals). The number of stock awards granted will be determined by the plan administrator.

Performance Share and Performance Unit Awards.    The plan administrator may grant performance shares, which are units valued by reference to shares of our common stock, and performance units, which are units valued by reference to property other than our common stock. Performance criteria relating to any performance share or performance unit award are determined by the plan administrator. Performance share or performance unit awards may be paid entirely, or in any combination, of cash or our common stock at the discretion of the plan administrator.

Performance-Based Compensation under Section 162(m).    The plan administrator may determine that awards of performance shares, performance units, restricted stock and restricted stock units under the plan will be made subject to the attainment of performance goals relating to one or a combination of business criteria for purposes of qualifying the award under of Section 162(m) of the Code. These business criteria include: cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings per share; book value per share; operating income (including or excluding depreciation, amortization or other expenses); revenues; operating margins; return on assets; return on equity; debt; debt plus equity; market or economic value added; stock price appreciation; total shareholder return; cost control; strategic initiatives; market share; net income; return on invested capital; improvements in capital structure; or customer satisfaction, employee satisfaction, services performance, subscriber, cash management or asset management metrics. Any performance criteria may be used to measure the performance of the Company as a whole or any business unit of the Company. The plan administrator may adjust downwards, but not upwards, the amount payable pursuant to such awards and may not waive the achievement of the applicable performance goals except in the case of the death or disability of the participant.

During any calendar year, the maximum amount of shares of our common stock granted to any individual under the plan subject to stock options, stock awards and performance share awards intended to qualify as performance-based awards under Section 162(m) of the Code is 300,000 shares, except that we can make additional one-time grants of up to 600,000 shares to newly hired individuals in any fiscal year. The individual maximum dollar value payable to any individual under the plan with respect to performance units is limited to $1 million during any calendar year.

Transferability.    Except as otherwise determined by the plan administrator and to the extent permitted by Section 422 of the Code, awards are not assignable or transferable other than by will or the laws of descent and distribution, except that a participant may designate a beneficiary who may exercise an award or receive payment under an award after the participant’s death. During the participant’s lifetime, awards may be exercised only by the participant.

Adjustment of Shares.    In the event of stock dividends, stock splits, spin-offs or similar changes in our corporate or capital structure, the plan administrator, in its sole discretion, will make equitable adjustments in (a) the maximum number and kind of securities subject to the plan and the maximum number and kind of securities that may be made subject to awards to any participant, (b) the number and kind of securities that are subject to any outstanding award and the per share price of such securities, without any change in the aggregate price to be paid therefore and (c) the number and kind of securities automatically granted pursuant to a formula program established under the plan. Such adjustments will not be deemed an option repricing under the plan.

Corporate Transactions.    If certain corporate transactions occur, such as a merger, consolidation, sale, lease, exchange or transfer of all or substantially all of our assets (corporate transactions), a successor company or its parent, will either assume all outstanding options or issue equivalent substitute options to purchase common stock of the successor company or its parent. Except for certain related party transactions (such as a reincorporation of Itron or a merger in which the shareholders immediately prior to the merger hold at least a majority of the shares in the successor company or its parent), all options assumed or replaced by the successor company or its parent will become fully vested and exercisable regardless of whether the vesting requirements have been satisfied. If the successor company or its parent does not assume or replace outstanding options, all outstanding options will become 100% vested and exercisable immediately prior to the corporate transaction. In such case, the right to exercise options will terminate at the end of a specified time period, subject to completion of the corporate transaction.

In the event of a corporate transaction, shares subject to stock awards, except as provided in an award or other written agreement, will become vested and exercisable if and to the same extent that the vesting and exercisability of outstanding options accelerate in connection with the corporate transaction. The vesting and payout of performance shares and performance units in the event of a corporate transaction will be as determined by the plan administrator and reflected in the award agreement.

Termination and Amendment.    The Board of Directors may terminate or suspend the plan at any time. The Board may also amend the plan, subject to shareholder approval if such approval is required by applicable law or regulation. The plan does not have a fixed expiration date, except that no incentive stock options may be granted more than ten years after the later of (a) the plan’s adoption by the Board and (b) the adoption of any amendment to the plan that constitutes a new plan for purposes of Section 422 of the Code.

Federal Income Tax Consequences.    The following is a summary of the material U.S. federal income tax consequences to us and to participants in the plan. The summary is based on the Code and the U.S. Treasury regulations promulgated thereunder as in effect as of the date of this proxy statement, all of which may change with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to participants in the plan. Therefore, we strongly encourage participants to consult their own tax advisors as to the specific federal income tax or other tax consequences of their participation in the plan.

Incentive Stock Options.    The incentive stock options granted under the Plan are intended to qualify for the favorable federal income tax treatment accorded incentive stock options under the Code. The grant or exercise of an incentive stock option does not result in any federal income tax consequences to the participant or to us. However, the exercise of an incentive stock option will generally increase the participant’s alternative minimum tax liability, if any.

The federal income tax consequences of a disposition of stock acquired through exercise of an incentive stock option will depend on the period such stock is held prior to disposition. If a participant holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date of exercise of the option, the participant will recognize long-term capital gain or loss in the year of disposition, equal to the difference between the amount realized on the disposition of the stock and the amount paid for the stock on exercise of the option.

If the participant disposes of the stock before the expiration of either of the statutory holding periods described above (a disqualifying disposition), the participant will recognize ordinary income equal to the lesser of (a) the excess of the fair market value of the stock on the date of exercise over the exercise price or (b) the excess of the amount realized on the disposition of the stock over the exercise price. Subject to certain limitations, to the extent the participant recognizes ordinary income by reason of a disqualifying disposition, we generally will be entitled to a corresponding business expense deduction in the taxable year during which the disqualifying disposition occurs.

In the taxable year of a disqualifying disposition, the participant will also recognize capital gain or loss equal to the difference between the amount realized on the disposition of such stock over the sum of the amount paid for such stock plus any amount recognized as ordinary income by reason of the disqualifying disposition. Such capital gain or loss will be characterized as short-term or long-term, depending on how long the stock was held. Long-term capital gains generally are subject to lower tax rates than ordinary income and short-term capital gains.

Nonqualified Stock Options.    The grant of a nonqualified stock option at fair market value will not result in any federal income tax consequences to the participant or to us. Upon exercise of a nonqualified stock option, the participant generally will recognize ordinary income equal to the excess of the fair market value of the stock on the date of exercise over the amount paid for the stock upon exercise of the option. Subject to certain limitations, we generally will be entitled to a corresponding business expense deduction equal to the ordinary income recognized by the participant.

Upon disposition of the stock, the participant will recognize capital gain or loss equal to the difference between the amount realized on the disposition of the stock over the sum of the amount paid for the stock plus any amount recognized as ordinary income upon exercise of the option. Such capital gain or loss will be characterized as short-term or long-term, depending on how long the stock was held.

Stock Awards.    When a participant receives shares of stock that are not subject to restrictions, the participant will generally recognize taxable ordinary income at the time of receipt of the shares equal to the fair market value of the shares at the time of grant minus the amount, if any, paid for the shares.

Performance Shares, Performance Units, Restricted Stock and Stock Units.    A participant who receives an award of performance shares, performance units, restricted stock or stock units does not generally recognize taxable income at the time the award is granted. Instead, the participant recognizes ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (a) freely transferable or (b) no longer subject to substantial risk of forfeiture. The amount of taxable income is equal to the fair market value on the date of issuance (or date of grant) of the shares less the cash, if any, paid for the shares.

A participant may elect to recognize income at the time he or she receives restricted stock in an amount equal to the fair market value of the restricted stock (less any cash paid for the shares) on the date the award is granted. The Company receives a compensation expense deduction in an amount equal to the ordinary income recognized by the participant in the taxable year in which restrictions lapse (or in the taxable year of the award if, at that time, the participant had filed a timely election to accelerate recognition of income).

Potential Limitation on Our Deductions.    Section 162(m) of the Code precludes a deduction for compensation paid to our chief executive officer and our four other most highly compensated executive officers to the extent that such compensation exceeds $1 million for a taxable year. If certain requirements are met, qualified performance-based compensation is disregarded for purposes of the $1 million limitation. We believe that the plan has been structured in a manner that complies with Section 162(m) of the Code. Therefore, assuming certain requirements are met, amounts received by such executive officers pursuant to awards of options, performance-vested restricted stock or stock units, performance shares and performance units granted under the plan generally will be deductible.

New Plan Benefits.    A new plan benefits table, as described in the federal proxy rules, is not provided because all awards made under the plan are discretionary. However, please refer to the Summary Compensation Table and the 2006 Grants of Plan-Based Award Table on pages 27 and 28 of this proxy statement, which set forth information regarding the restricted stock and stock option grants made to named executive officers in last fiscal year and please refer to the description of grants made to our non-employee directors in the last fiscal year under the heading Compensation of Directors on page 5 of this proxy statement.

The Board of Directors recommends that you vote FOR approval of the Amendments to the Amended and Restated 2000 Stock Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives certain information about our equity compensation plans in effect as of December 31, 2006.

Plan Category	Number of Shares to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Issuance Under Equity Compensation Plans (excluding shares reflected in column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Shareholders	2,247,523	$29.48	855,531	(1)(2)(3)(4)
Equity Compensation Plans Not Approved by Shareholders	—	—	—

Total	2,247,523	$29.48	855,531

This table does not include cash-denominated awards granted under the Long-Term Performance Plan (LTPP) that are payable in restricted stock under the Amended and Restated 2000 Stock Incentive Plan (Plan).

(1)	This number does not include 750,000 new shares proposed to be added to the Plan.

(2)	This number includes 381,846 available for issuance under the 2002 Employee Stock Purchase Plan.

(3)

Effective January 1, 2006, each of our non-employee directors receives (a) an initial option grant to purchase 5,000 shares of the Company’s common stock as of the date of the director’s initial election or appointment to the Board and (b) an annual retainer of $70,000, with $30,000 paid in shares of the Company’s common stock in lieu of a cash payment. In addition, each committee chair receives an additional annual retainer stock award of $10,000, paid half ($5,000) in shares of the Company’s common stock in lieu of a cash payment of such retainer.

(4)	Under the Plan, the Company may also grant stock awards, stock units, performance shares and performance units, subject to certain terms and conditions and other restrictions.

ITEM 3 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors, upon the recommendation of its Audit/Finance Committee, has selected Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for 2007, subject to ratification by our shareholders. Although not required to do so, the Board is submitting the selection of this firm for ratification by the Company’s shareholders for their views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. Deloitte & Touche LLP has advised the Company that it has no direct, nor any material indirect, financial interest in the Company or any of its subsidiaries. Representatives of Deloitte & Touche LLP will be present at the annual meeting to answer questions and will have the opportunity to make a statement if they desire to do so.

In the event that our shareholders fail to ratify the selection, it will be considered as a direction to the Board of Directors and the Audit/Finance Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit/Finance Committee in its discretion may select a different independent registered public accounting firm, subject to ratification by the Board, at any time during the year if it determines that such a change would be in the best interest of the Company and our shareholders.

The Board of Directors recommends that you vote FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2007

CORPORATE GOVERNANCE

Corporate Governance Guiding Principles

The Company has adopted Corporate Governance Principles, which are available on our Internet site, www.itron.com, by clicking on the sections Investors, Corporate Governance.

Board Matters

Our business, property and affairs are managed under the direction of our Board of Directors. Members of our Board are kept informed of our business through discussions with our Chairman and Chief Executive Officer (CEO) and other officers, by reviewing materials provided to them, by visiting our offices and by participating in meetings of the Board and its Committees. All members of the Board of Directors are independent under the rules promulgated by the Securities and Exchange Commission (SEC) and The NASDAQ Stock Market (NASDAQ) listing standards, except for our Chairman and CEO.

The Company does not have a policy regarding director attendance at the annual meeting of shareholders. However, the Company does schedule the annual meeting of the Board of Directors to follow the annual meeting of shareholders. Nine directors attended the 2006 annual meeting of shareholders. During 2006, the Board of Directors met ten times. Each of the directors attended at least 75% of the meetings of the Board and of each committee on which he or she was a member, except for Thomas Foley who attended less than 75% of the aggregate Board and pertinent committee meetings.

Lead Independent Director

In March 2003, the Board of Directors appointed Jon Eliassen as lead director. Candidates for lead director are chosen from the independent directors of the Board of Directors and elected by the independent directors. The lead director is the designated committee chair of the corporate governance committee and chairs the sessions of the independent directors, which are typically held following each board meeting. In addition to corporate governance duties, the lead director is responsible for taking the lead role in annually reviewing the performance of the CEO, the search process for a new CEO should that become necessary and the annual performance review of the Board of Directors and individual board members. Additional responsibilities include acting as advisor to the CEO, as a mediator in disputes between the Board and the CEO and as a mentor to new board members.

Committees of the Board of Directors

The Board of Directors has established various committees to assist the board in fulfilling its responsibilities. These committees currently consist of

■	Audit/Finance Committee;

■	Compensation Committee;

■	Corporate Governance Committee; and

■	Health, Safety, Environmental and Litigation Committee.

The current charters of each of these committees are available on our Internet site, www.itron.com, by clicking on the sections Investors, Corporate Governance.

Audit/Finance Committee

The Audit/Finance Committee monitors our accounting practices, internal accounting controls and financial results and engages our independent auditors. The charter of the Audit/Finance Committee, as amended, is set forth as Appendix B to this proxy statement. The Audit/Finance Committee members are Kirby Dyess, Jon Eliassen, Tom Glanville and Graham Wilson, who serves as chairman. The Board of Directors has determined that all of the members of the Audit/Finance Committee are independent under rules promulgated by the SEC and NASDAQ listing standards. The Board of Directors has determined that Messrs. Eliassen, Glanville and Wilson are each an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC under the Securities Exchange Act of 1934, as amended, (the Exchange Act). The Audit/Finance Committee held ten meetings during 2006.

Compensation Committee

The Compensation Committee is responsible for making recommendations to the Board for the CEO’s total annual and long-term incentive compensation and setting compensation levels for our other executive officers, overseeing the administration of various incentive compensation and benefit plans and performing any other functions regarding compensation that the Board of Directors may delegate.

The Committee shall be composed of at lease three directors, as appointed by the Board, each of whom shall:

■	meet the independence requirements established by the Board;

■	be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934; and

■	be an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code.

The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities. During 2006, the Committee retained the services of Pearl Meyer & Partners, who assisted with the review of the long-term incentive and equity compensation programs, as well as updated the competitive analysis of executive compensation. The Committee also has the authority under its charter to delegate that authority to one or more designated members of the Board or Company officers.

The Compensation Committee periodically requests executives to be present at Committee meetings where executive compensation, Company and individual performance are discussed and evaluated. Executives are free to provide insight, suggestions or recommendations regarding executive compensation if present during meetings or at other times; however, only the Committee members are allowed to vote on decisions regarding executive compensation.

The charter of the Compensation Committee, as amended, is set forth as Appendix C to this proxy statement. The members of the Compensation Committee are Ted DeMerritt, Charles Gaylord, Sharon Nelson, Gary Pruitt and Mike Bracy, who serves as chairman. The Board of Directors has determined that all of the members of the Compensation Committee are independent under rules promulgated by the SEC and NASDAQ listing standards. The Compensation Committee held five meetings during 2006.

Corporate Governance Committee

The Corporate Governance Committee is responsible for reviewing corporate governance issues, soliciting recommendations for candidates for the Board of Directors, making recommendations to the Board regarding such candidates and reviewing and making recommendations to the Board with respect to candidates for directors proposed by shareholders. The charter of the Corporate Governance Committee, as amended, is set forth as Appendix D to this proxy statement. The members of the Corporate Governance Committee are Kirby Dyess, Sharon Nelson, Graham Wilson and Jon Eliassen, who serves as chairman. The Board of Directors has determined that all of the members of the Corporate Governance Committee are independent under rules promulgated by the SEC and NASDAQ listing standards. The Corporate Governance Committee held five meetings during 2006.

Heath, Safety, Environmental and Litigation Committee

The Health, Safety, Environmental and Litigation Committee monitors certain heath, safety, environmental and litigation matters that are important to the Company. The charter of the Health, Safety, Environmental and Litigation Committee, as amended, is set forth as Appendix E to this proxy statement. The members of the Health, Safety, Environmental and Litigation Committee are Michael Bracy, Charles Gaylord, Gary Pruitt and Sharon Nelson, who serves as chairman. The Board of Directors has determined that all of the members of the Health, Safety, Environmental and Litigation Committee are independent under rules promulgated by the SEC and NASDAQ listing standards. The Health, Safety, Environmental and Litigation Committee held four meetings during 2006.

Director Nominations and Qualification

In accordance with the Company’s Amended and Restated Bylaws, to nominate a director for election to the Board of Directors at an annual meeting of shareholders, a shareholder must deliver written notice of such nomination to the Secretary of the Company at the Company’s executive offices not fewer than 60 days nor more than 90 days prior to the date of the annual meeting (or if less than 60 days’ notice or prior public disclosure of the date of such annual meeting is given or made to the shareholders, not later than the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made). The notice of a shareholder’s intention to nominate a director must include:

■	the name and address of the shareholder;

■	a representation that the shareholder is entitled to vote at the meeting at which directors will be elected;

■	a statement of the number of shares of the Company that are beneficially owned by the shareholder;

■	a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

and the following information with respect to the person nominated by the shareholder:

■	name and address;

■	other information regarding such nominee as would be required in a proxy statement filed pursuant to applicable rules promulgated by the SEC;

■	a description of any arrangements or understandings between the shareholder and the nominee and any other persons (including their names), pursuant to which the nomination is made; and

■	the consent of each such nominee to serve as a director if elected.

The Chairman of the Board, other directors or senior management of the Company may also recommend director nominees for consideration by the Corporate Governance Committee. The Corporate Governance Committee will evaluate director nominees, including nominees that are submitted to the Company by a shareholder, taking into consideration certain criteria including the nominee’s understanding of the Company’s financial objectives, strategies, risks and growth opportunities in view of the nature of the Company, its stage of development, its future strategic vision and its current business needs. In the event of any stockholder recommendations, the Corporate Governance Committee will screen and evaluate the persons recommended in the same manner as other candidates. In addition, directors must have sufficient time available to carry out their Board duties and responsibilities effectively. The Corporate Governance Committee may then recommend the director candidate to the Board for its consideration, if deemed appropriate. In 2006, the Board retained the services of a third party search firm to assist in identifying director candidates.

Code of Conduct and Ethics

The Company has adopted a code of conduct and ethics that applies to its directors, officers and employees, including the chief executive officer and chief financial officer and it is posted on the Company’s website,

www.itron.com, Investors, Corporate Governance. The Company intends to satisfy any future disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to or waiver from application of the code of ethics or provisions of the code of conduct, that applies to the chief executive officer or the chief financial officer, by posting such information on its website, www.itron.com.

Shareholder Communications with the Board

The Company’s Board of Directors provides a process whereby shareholders may contact the Board of Directors as a group or an individual director by email addressed to boardofdirectors@itron.com.

Shareholders should clearly specify in each communication the name of the individual director or group of directors to whom the communication is addressed. Shareholder communications sent by email are delivered directly to the Secretary of the Company, who will forward such communications to the specified director addressees. Shareholders may also write to any committee chair or individual director or committee as a group c/o Corporate Secretary, Itron, Inc., 2111 N. Molter Road, Liberty Lake, WA 99019.

Shareholders wishing to submit proposals for inclusion in the proxy statement relating to the 2008 annual shareholders meeting should follow the procedures specified under Shareholder Proposals for 2008. Shareholders wishing to nominate directors should follow the procedures specified under Director Nominations and Qualification.

Compensation Committee Interlocks and Insider Participation

No member of our Board’s Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board of Directors. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Board’s Compensation Committee.

Transactions with Related Persons

There were no related person transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K in fiscal year 2006. Under its charter, the Audit/Finance Committee of the Board of Directors is responsible for reviewing and approving any related person transactions. The Company’s code of conduct and ethics policy provides guidance regarding such related person transactions and is posted on the Company’s website at www.itron.com, under the sections Investors, Corporate Governance.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The Compensation Committee (Committee) of our Board of Directors provides overall guidance for our executive compensation plans, policies and programs, as well as determines the elements of compensation for our executive officers. Our goal is to attract, motivate, retain and reward key executives by designing our executive compensation programs to be comparable with a peer group of companies we have identified. We also strive to align our executive compensation with the long-term interests of our shareholders.

Michael Bracy, Ted DeMerritt, Charles Gaylord, Jr., Sharon Nelson and Gary Pruitt are members of the Compensation Committee. Mr. Bracy, the Committee Chairman, has served on the Board of Directors since 1992. Each member of the Committee qualifies as an independent director under the SEC and NASDAQ listing standards. The Committee operates under a written charter adopted by the Board of Directors, which is available on our Internet site at www.itron.com, Investors, Corporate Governance.

The Committee approves the compensation of our named executive officers (executive(s)), except the Chairman and Chief Executive Officer (CEO). The Compensation Committee recommends and submits the compensation of the Chief Executive Officer to the entire Board of Directors for approval, in which the CEO does not participate. In designing the executive compensation programs, the Committee has engaged the services of a compensation consultant. During 2006, the Committee retained the services of Pearl Meyer & Partners, who assisted with the review of the long-term incentive and equity compensation programs, as well as updated the competitive analysis of executive compensation.

Compensation Philosophy & Structure

Our compensation philosophy is to provide compensation to our executives that is commensurate with the performance of the Company, pay competitively to attract, retain and motivate our executive team, and at the same time, provide incentive through long-term stock appreciation.

In line with our compensation philosophy, we utilize three main components of compensation:

■

Base Salary – fixed pay that takes into account an individual’s role and level of responsibilities, prior experience and breadth of knowledge, levels of pay among executives in similar positions within the marketplace and individual job performance;

■	Annual Incentives – variable pay that is designed to reward attainment of annual business and financial goals, with target award opportunities generally expressed as a percentage of base salary; and
■

Long-Term Incentives – stock and performance-based awards consisting of stock options and restricted stock that are designed to reward executives for attaining financial goals, but also encourages executive retention during the vesting period thereby preserving shareholder value.

We utilize these three elements of compensation because we believe they provide a well-proportioned mix of security-oriented compensation, retention value, equity interest and at-risk compensation, which supports our short-term and long-term financial performance objectives. It is our belief that as much as 50% or more of an executive’s total compensation should be at risk. During 2006, the approximate mix of compensation paid to our executives, in total, was:

■	Base salaries – 34%
■	Annual incentives – 18%
■	Long-term incentives – 48% (which vest over a three year period)

It is our belief that long-term incentives, and particularly equity compensation, provide a very important motivational and retentive aspect to the compensation package and directly aligns our executives’ financial interests with the interest of our shareholders.

In determining the appropriate compensation levels, all forms of compensation and benefits are considered and tools, such as tally sheets, are used to evaluate the total value delivered through all elements of compensation. To ensure compensation levels are appropriate, the Committee compares these levels with a competitive market, which is determined using an internally defined peer group of companies. Our peer group, for compensation comparative purposes, is comprised of 17 companies that are similar technology companies throughout the United States, with a balance of both hardware and software components, as well as other companies we believe may be competitors for our executive talent. Our peer group is structured to be similar to us in terms of revenue size, with revenues ranging from $300 million to $1.7 billion and a median of $740 million. In addition, the Committee considers our financial and stock performance in comparison with the companies in the peer group. The peer group includes the following companies: Avista Corporation, Analogic Corporation, Brooks Automation, Inc., EMS Technologies, Inc., ESCO Technologies Inc., FileNet Corporation, Garmin Ltd., Gerber Scientific, Inc., IDACORP, Inc., Intergraph Corporation, Intermec, Inc., Mentor Graphics Corporation, Palm, Inc., Roper Industries, Inc., Symbol Technologies, Inc., Teledyne Technologies Incorporated and Trimble Navigation Limited. Finally, the peer group information is supplemented with compensation survey data (provided by our compensation consultants), which provides position-based compensation levels across broad industry segments. The Committee generally targets base salaries at the 50th percentile of market competitive levels and annual and long-term incentives between the 50th and 75th percentile of market competitive levels, assuming financial performance goals are achieved. We believe our executives are in alignment with these percentiles based on our current compensation programs.

The Compensation Committee periodically requests executives to be present at Committee meetings where executive compensation, Company and individual performance are discussed and evaluated. Executives are free to provide insight, suggestions or recommendations regarding executive compensation if present during meetings or at other times; however, only the Committee members are allowed to vote on decisions regarding executive compensation. The Committee may also receive input from the CEO regarding other executives.

The Committee retains the discretion to change all forms of incentive payouts (annual and long-term) based on the performance of the individual or the company. This includes both decreasing payouts for significant shortfalls and approving special awards to individual executives for significant achievements, including but not limited to superior financial performance, strategic accomplishments and/or consummation of mergers, acquisitions or dispositions. In 2006, the Committee did not change any annual or long-term payouts or make any special awards to any of the named executive officers.

Base Salary

We target to provide our executive team with a level of assured cash compensation in the form of a base salary that facilitates an appropriate compensation level for their individual performance and experience. The base salaries for executives is determined using competitive pay levels for similar positions, responsibility, prior experience and company and individual job performance. Salary levels and proposed increases for executives are reviewed annually by the Compensation Committee. Adjustments are based on several factors including: new roles and/or responsibilities within the Company, the executive’s significant impact on strategic goals, competitive compensation and company performance. Although salaries are generally targeted at our median peer group level, the Committee may also take into account historical compensation, the potential impact the executive has on our performance, strategic goals and special recruiting situations.

In 2006, the Committee took the following action related to base salary:

■	In light of our significantly improved financial performance and progress toward long-term goals achieved under our CEO’s stewardship and the additional responsibilities he assumed with the retirement of our President and Chief Operating Officer on December 31, 2005, the Committee recommended and the Board of Directors approved to increase his base salary to $650,000, effective January 1, 2006, from $450,000. We believe this was an appropriate increase given his additional responsibilities, but also necessary to achieve the 50th percentile target.

■

The Committee reviewed the 2006 base salaries for the other executives (Senior Vice President & Chief Financial Officer (CFO), Senior Vice President Software Solutions, Senior Vice President Hardware Solutions and Vice President, Competitive Resources) and set their 2006 base salaries at $300,000, $300,000, $300,000 and $205,000 respectively. We believe this was an appropriate base salary for these executives based on their duties and responsibilities and supported by competitive market data.

Annual Incentives

The annual incentive program is used as a compensation program for all our employees. The program has two essential components: profit sharing and a management bonus. The profit sharing component is paid out to employees who are not included in the management bonus component of the program. The compensation level for the profit sharing component is based on a salary percentage that is the same for all employees in this group. The management bonus component typically includes all levels of management, including our executives, and is also based on a percentage of their salary for the fiscal year, which may vary among individuals. We believe this program provides the executives, as well as all our employees, the opportunity to receive a cash incentive award that is contingent on our financial performance. In the first quarter of each year, the Compensation Committee works with management to establish the annual performance levels. These levels are established by the Committee and approved by the Board of Directors.

The performance levels, or targets, are established using non-GAAP operating income, which is defined as operating income in accordance with generally accepted accounting principles, adjusted for certain expenses and gains and losses that may not be indicative of our core results. We use non-GAAP operating income, as opposed to non-GAAP net income because we believe all employees can influence operating income, whereas our executives can more effectively influence net income, which includes other non-operating charges such as interest expense. Non-GAAP operating income excludes non-cash stock option compensation expense, amortization of intangible assets, in-process research and development and restructuring charges. We exclude the expense associated with amortization of intangible assets and in-process research and development resulting from acquisitions and restructuring charges, because we do not believe these expenses are indicative of our core business. Although such events have occurred in the past and may recur in future periods, we believe they are driven by events (such as acquisitions and restructurings) that occur sporadically and are not directly related to our ongoing core operations. In 2006, we also excluded non-cash stock-based compensation expenses associated with the adoption of Statement of Financial Accounting Standards No. 123(R), in order to provide comparability with prior period results. How we define non-GAAP operating income is determined by management and reviewed by the Audit/Finance Committee and Compensation Committee.

The performance goals for our annual incentive program are generally separated into three levels: threshold, target and maximum. The levels established are slightly different between the profit sharing and management bonus components. If the threshold level for a particular year is not achieved, employees will not be entitled to any award. The payout is also calculated on a sliding scale as a percentage of the target level for the management bonus component. For example, if 95% of the target performance level is achieved ($106.7 million), the disbursement to the executive would be 95% of the target payout. For 2006, the targets of non-GAAP operating income for the profit sharing and management bonus components and the incentive opportunities for each of our executives associated with these performance levels (expressed as a percentage of base salary for each executive)were as follows:

Performance Level	Profit Sharing Non-GAAP Operating Income	Management Bonus Non-GAAP Operating Income

Threshold	$54.382 million	$54.382 million

Target	$108.764 million	$112.388 million

Maximum	$141.971 million	$141.971 million

Title	Threshold Payout (% of salary)	Target Payout (% of salary)	Maximum Payout (% of salary)
Chairman & CEO	40%	80%	160%
Senior Vice President & CFO	25%	50%	100%
Senior Vice President Software Solutions	25%	50%	100%
Senior Vice President Hardware Solutions	25%	50%	100%
Vice President, Competitive Resources	21%	42%	84%

We believe the target performance objective is a stretch goal that requires performance significantly beyond the prior year. Achievement at the maximum level represents a superior performance outcome, which we believe is fully deserving of a maximum incentive payout.

The Compensation Committee reviewed our 2006 performance with respect to non-GAAP operating income, and determined that 99% of the target level was achieved. As previously noted, the plan is on a sliding scale and therefore, the executives, including the Chairman & CEO, were eligible to receive 99% of the established payouts under the plan for that performance level. The following payouts were paid in February 2007:

■	Chairman & CEO $514,800, or 79% of salary
■	Senior Vice President & CFO, Senior Vice President Software Solutions, Senior Vice President Hardware Solutions - $148,500 or 49% of salary, respectively
■	Vice President, Competitive Resources - $85,239 or 41% of salary

Long-Term Incentives

We believe that equity compensation can be an effective means of creating a long-term link between the compensation provided to executives and the gains realized by shareholders. As a result, the executives are eligible to receive stock options and performance-based restricted stock under the Company’s Amended and Restated 2000 Stock Incentive Plan and the Long-Term Performance Plan. The use of these two equity based plans supports a performance based compensation philosophy, fosters executive stock ownership and focuses the executive team on increasing value for our shareholders.

Amended and Restated 2000 Stock Incentive Plan

Under the Amended and Restated 2000 Stock Incentive Plan, re-approved by shareholders in 2006, the Compensation Committee has the authority to grant a variety of long-term incentive and equity awards. Such awards may include, but are not limited to, incentive stock options, nonqualified stock options, stock awards, restricted stock awards and restricted stock. This section discusses the process in which stock options are granted to executives. Restricted stock awards are discussed in further detail under the caption Long-Term Performance Plan.

The number of stock options granted to an executive is determined by the executive’s position and responsibility, the total amount of awards previously granted and the number deemed appropriate for retention purposes. Prior stock compensation appreciation gains are not generally considered in setting future compensation levels, as the goal is to reward future performance. However, the number of options previously granted may be reviewed when establishing current option grants. All outstanding stock options to executives incorporate the following features:

■	The term of the grant does not exceed 10 years;
■	The exercise price equals the fair market value of our common stock on the date of grant; and
■

The Committee has the authority to determine the vesting period, which historically has been three years (33 1/3% each year). In lieu of a vesting period set specifically by the Committee, the plan provides for a four year vesting period (25% each year).

Historically, the Committee has approved annual stock option grants to executives and employees in May. In 2006, the Committee postponed the annual grant to allow it time to receive and consider a report it had commissioned from our compensation consultants on the desirability of replacing stock options with alternative long-term incentives. On August 7, 2006, at its regularly scheduled meeting, the Committee approved the 2006 annual stock option grants. The stock options were granted with an exercise price equal to the closing price of our common stock on that date ($48.51). From time to time the Committee may also issue stock option grants in connection with an acquisition, employee promotion or to newly hired employees. In 2007, we expect to resume our practice of approving annual equity awards in May. We do not have any program, plan or practice to time grants to new executives or to our existing executives in coordination with the release of material non-public information nor have we or do we intent to time the release of material nonpublic information for the purpose of affecting the value of our executive officers’ compensation.

At its February 2007 meeting, the Committee approved the use of restricted stock units, which in some cases would be awarded in lieu of stock options and restricted stock previously granted under the stock incentive plan. During 2007, we expect to continue granting stock options to executives, but will change the restricted stock associated with the Long-Term Performance Plan to restricted stock units. Each restricted stock unit will be equivalent to one share of our common stock. We also anticipate utilizing restricted stock units in lieu of stock options for employees other than executives. We believe that restricted stock units will have a greater retention value than stock options for most employees, while permitting us to issue fewer shares, thereby reducing potential share dilution. We also believe that as stock options are required to be expensed under Statement of Financial Accounting Standards No. 123(R), based on the estimated fair value of the option on the date of grant, this expense may not correspond to the value perceived by the employee. When restricted stock units are utilized, the compensation expense is based on the fair value of the stock price at the grant date, which we believe is consistent with the benefit perceived by the employee. We expect to utilize a ratio of 1:3 when granting restricted stock units in lieu of stock options.

Long-Term Performance Plan

The Long-Term Performance Plan provides performance awards that are contingent on the attainment of certain performance goals. The length of each performance period is one year, unless otherwise determined by the Compensation Committee. At the beginning of the performance period, goals are recommended by management and approved by the Committee. The performance goals are set based on corporate plans for that particular performance period, the condition of the utility industry (our customers) and the competitive performance in the marketplace. In determining the appropriate goals, consideration is given to proposed acquisitions, financing or other major projects that could potentially have a material impact on our financial performance. Performance goals can be measured in the form of revenue growth, earnings growth, cash flow, return on capital, net operating profit after tax, normalized earnings per share, non-GAAP net income or a combination. Non-GAAP net income is defined as net income calculated in accordance with generally accepted accounting principles adjusted for in-process research and development, amortization of intangibles, restructuring charges and other unusual events subject to approval by the Compensation Committee. In 2006, the Compensation Committee approved the exclusion of non-cash stock-based compensation expenses associated with the adoption of Statement of Financial Accounting Standards No. 123(R), in order to provide comparability with prior period results.

For each year, the performance levels established and approved by the Compensation Committee are generally separated into three levels; threshold, target and maximum. If the threshold level for a particular year is not achieved, executives will not be entitled to an award unless the Committee makes a special determination. The Committee has not granted a Long-Term Performance Plan award when performance has not met the threshold level. The payout amount is also calculated on a sliding scale as a percentage of the target level similar to the annual incentive program. At the end of the performance year, the Committee reviews the actual results of the Company compared with the goals and approves a dollar amount, which is based on a percentage of the executive’s salary and converted into restricted stock. The restricted stock award is determined by dividing the dollar amount of the award by the fair market value of our common stock on the date the Compensation Committee approves the award. The restricted stock award has cliff vesting at three-years following the date of grant.

In February 2006, the Compensation Committee approved performance targets that were equally weighted on two financial measurements; operating cash flow and non-GAAP net income. The following represents the performance levels established for 2006, along with the award opportunity for each executive (expressed as a percentage of their base salary):

Performance Level	Operating Cash Flow (50% weight)	Non-GAAP Net Income (50% weight)

Threshold	$90.0 million	$49.436 million
Target	$100.0 million	$54.929 million
Maximum	$107.5 million	$63.168 million

Title	Threshold Payout (% of salary)	Target Payout (% of salary)	Maximum Payout (% of salary)
Chairman & CEO	37.5%	75%	86.25%
Senior Vice President & CFO	25%	50%	57.5%
Senior Vice President Software Solutions	25%	50%	57.5%
Senior Vice President Hardware Solutions	25%	50%	57.5%
Vice President, Competitive Resources	25%	50%	57.5%

We believe the target performance objective is a stretch goal that requires performance significantly beyond the prior year. Achievement at the maximum level represented a superior performance outcome which we believe is fully deserving of a maximum award payout.

At the February 2007 Compensation Committee meeting, the Committee reviewed our 2006 operating cash flow and non-GAAP net income results, and approved that 97% of the target level was achieved. Therefore, under the plan, the executives, were eligible to receive 97% of the target level payout. The approval provided by the Compensation Committee did not apply to the CEO, as the Board of Directors is required to approve his compensation. At the February 2007 Board of Directors meeting, the Board approved the 97% target payout for the Chairman and CEO. The following amounts were paid in restricted stock with three-year cliff vesting:

■	Chairman & CEO $472,875, or 73% of salary
■	Senior Vice President & CFO, Senior Vice President Software Solutions, Senior Vice President Hardware Solutions - $145,500, or 49% of salary, respectively
■	Vice President, Competitive Resources - $99,425, or 49% of salary

As discussed above, the Compensation Committee reviewed our long-term incentive and equity programs during 2006, and considered advantages and disadvantages of alternative awards from a motivational, retention, accounting and tax perspective. As a result, the Committee approved a revision to our Long-Term Performance Plan in 2007, whereby the Long-Term Performance Plan awards will be denominated in shares at the beginning of the performance period as opposed to a percentage of the executive’s salary. In addition, the awards will be paid in restricted stock units as opposed to restricted stock. Each restricted stock unit will be equivalent to one share of common stock.

Perquisites and Other Benefits

The following details other compensation and perquisites offered to our executives. We believe these perquisites and other benefits support our overall goal to attract, motivate, retain and reward our executives.

Executive Deferred Compensation Plan

Our executives are eligible to participate in an Executive Deferred Compensation Plan. In 2006, the plan provided that they could defer up to 50% of their base salary and 50% of their annual incentive into a nonqualified account. We made a matching contribution into the account of each participating executive (at the rate of 50% of the amount deferred) up to a maximum of 10%, together with the 401(k) plan. The executives’ accounts were credited with interest at a rate of 8%, as determined by the Compensation Committee. Since this interest rate is greater than 120% of the Applicable Federal Rate, or 5.89%, a portion of the 2006 interest earned is reported in the Summary Compensation Table for selected executives under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column.

In an effort to comply with 409(a) guidance and to encourage greater participation in this deferred compensation program, the program will be changed in 2007 to:

■

Revise the company match formula to be 50% of the first 6% of salary and bonuses deferred, rather than 50% of each dollar deferred during the year until the total match under this deferred compensation program and the 401(k) plan equals 10%; and

■

Eliminate the 8-10% fixed crediting rate and allow accounts to be credited according to the returns of specified “measurement funds” corresponding to the investment funds available under the 401(k) plan.

Flexible Benefit Plan

In lieu of providing extensive perquisites, our executives are provided with a total annual dollar amount, up to a maximum of 3% of the executive’s base salary and subject to individual limits, to be used through the Flexible Benefit Plan, for any of the following products or services:

■	Financial planning
■	Tax preparation
■	Legal counseling
■	Medical costs
■	Life insurance

■	Long-term disability insurance
■	Home office or security

Other Benefits

We do not maintain any defined benefit or supplemental executive retirement programs. Executives are eligible to participate in our 401(k) plan, which is generally available to all employees. The 401(k) plan provides all employees, including executives, with a 50% company match on the first 6% of compensation deferred subject to qualified plan limits.

Our executives may also participate in other benefit plans on the same terms as other employees. These plans include medical and dental insurance, life insurance, disability insurance and accidental death and dismemberment insurance.

Employment Agreements

We do not have employment agreements with our executives. We are aware that such agreements are in place at many of our peer group companies. We also recognize that implementation of such agreements may positively affect our ability to attract and retain key executives in the future and therefore we have discussed implementing such agreements. However, to date no action has been taken by the Committee.

Compensation Policies

Stock Ownership Guidelines & Policies

We have adopted stock ownership guidelines that are intended to encourage executives to own our stock at least equal to two to four times each executive’s base salary. Stock, restricted stock and restricted stock units and stock held in the Executive Deferred Compensation Plan, 401(k) plan and Employee Stock Purchase Plan count towards satisfaction of the guidelines; however, stock options are not considered towards satisfaction of this guideline. We annually review the appropriate level of stock ownership of each executive. The following provides the current guidelines for our named executives:

■	Chairman and CEO – four times base salary
■	Senior Vice President & CFO – three times base salary
■	Senior Vice President Software Solutions – three times base salary
■	Senior Vice President Hardware Solutions – three times base salary
■	Vice President, Competitive Resources – three times base salary

As this is a new guideline, only our chairman and CEO currently meets this stock ownership guideline.

We also prohibit executives from holding Company securities in a margin account or pledging Company securities as collateral for a loan.

Financial Restatement

We do not have any plans, policies or agreements that specifically require recoupment of awards if performance measures are not achieved. However, under Section 304 of Sarbanes-Oxley, if we are required to restate our financials due to material noncompliance with any financial reporting requirement as a result of misconduct, the CEO and CFO must reimburse the Company for (1) any bonus or other incentive-based or equity-based compensation received during the 12 months following the first public issuance of the non-complying document and (2) any profits realized from the sale of securities of the Company during those 12 months.

Impact of Tax and Accounting

We regularly consider the various tax and accounting implications of compensation vehicles utilized. When determining the amount of long-term incentives and equity grants to executives and employees, the compensation costs associated with the grants as required by Statement of Financial Accounting Standards No. 123(R), are reviewed.

We generally seek to maximize the tax deductibility for all elements of compensation. For example, Section 162(m) of the Internal Revenue Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to the CEO and the next four highest compensated officers. Under the current tax laws, exceptions are made for qualified performance-based compensation. Our stock options and Long-Term Performance Plan awards are structured to meet the definition of performance-based compensation under Section 162(m). We intend to maximize the effective tax consequences of our executive compensation plans; however, while retaining our compensation philosophy, the Committee retains the right to grant awards that would not qualify for the performance-based compensation exception if it determined further compensation was appropriate.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with Itron’s management. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Itron’s Proxy Statement.

Compensation Committee

Michael Bracy, Chairman

Ted DeMerritt

Charles Gaylord

Sharon Nelson

Gary Pruitt

Summary Compensation Table

The following table provides information regarding compensation of the Company’s CEO, CFO and our other most highly compensated executives (the NEOs) during 2006 who were serving as such as of the end of the year. The amounts shown include amounts deferred at the executive’s election. All numbers are rounded to the nearest dollar.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
LeRoy Nosbaum Chairman/CEO	2006	$650,000	n/a	$193,380	$261,993	$514,800	$-	$17,320	$1,637,493

Steve Helmbrecht Senior Vice President and CFO	2006	$300,000	n/a	$66,994	$379,397	$148,500	$-	$6.600	$901,491

Philip Mezey Senior Vice President Software Solutions	2006	$300,000	n/a	$64,207	$404,998	$148,500	$1,662	$22,006	$941,373

Malcolm Unsworth Senior Vice President Hardware Solutions	2006	$300,000	n/a	$66,994	$463,827	$148,500	$2,480	$22,707	$1,004,508

Jared Serff Vice President Competitive Resources	2006	$205,000	n/a	$47,682	$255,517	$85,239	$536	$15,076	$609,050

(1)

These columns reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with Statement of Financial Accounting Standards No. 123(R), for awards granted under our Long-Term Performance Plan and Amended and Restated 2000 Stock Incentive Plan and thus include amounts from awards granted in and prior to 2006. See Note 15 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2006 regarding assumptions underlying the valuation of these equity awards.

(2)	This column reflects the cash awards earned by the named executives under our annual incentive program discussed under the caption “Annual Incentive” in the Compensation Discussion and Analysis.

(3)

Represents “above market” earnings on Itron’s Executive Deferred Compensation Plan, calculated as the difference between monthly compounded earnings credited on plan balances (8% annually) and earnings credited at a rate equal to 120% of the Applicable Federal Rate, or 5.89%. This is further discussed in the Compensation Discussion and Analysis under the caption, “Perquisites and Other Benefits.”

(4)

Includes annual credit value utilized under Itron’s Executive Flex Benefit Plan for L. Nosbaum - $9,277 ($275 for financial planning, $1,630 for tax preparation, $6,087 for medical costs, $1,277 for additional life insurance, and $8 for improved long-term disability) and club fees of $1,443. Also includes Company contributions to the 401(k) plan (L. Nosbaum - $6,600; S. Helmbrecht - $6,600; P. Mezey - $6,600; M. Unsworth - $6,600; J. Serff - $5,649) and Executive Deferred Compensation Plan (P. Mezey - $15,406; M. Unsworth - $16,107; J. Serff - $9,427). These benefits are further discussed in the Compensation Discussion and Analysis under the caption “Perquisites and Other Benefits.”

2006 Grants of Plan-Based Awards Table

The following table provides information regarding grants of plan-based awards to the NEOs during 2006.

Named Executive Officer	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (5)
		Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	Threshold ($)(2)	Target ($)(2)	Maximum ($)(2)

LeRoy Nosbaum	n/a	$260,000	$520,000	$1,040,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	1/01/2006	n/a	n/a	n/a	$243,750	$487,500	$560,625	n/a	n/a	n/a	n/a
	2/15/2006	n/a	n/a	n/a	n/a	n/a	n/a	5,420	n/a	n/a	$320,647
	8/07/2006	n/a	n/a	n/a	n/a	n/a	n/a	n/a	30,000	$48.51	$640,698

Steve Helmbrecht	n/a	$75,000	$150,000	$300,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	1/01/2006	n/a	n/a	n/a	$75,000	$150,000	$172,500	n/a	n/a	n/a	n/a
	2/15/2006	n/a	n/a	n/a	n/a	n/a	n/a	2,208	n/a	n/a	$130,625
	8/07/2006	n/a	n/a	n/a	n/a	n/a	n/a	n/a	20,000	$48.51	$427,132

Philip Mezey	n/a	$75,000	$150,000	$300,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	1/01/2006	n/a	n/a	n/a	$75,000	$150,000	$172,500	n/a	n/a	n/a	n/a
	2/15/2006	n/a	n/a	n/a	n/a	n/a	n/a	2,007	n/a	n/a	$118,734
	8/07/2006	n/a	n/a	n/a	n/a	n/a	n/a	n/a	20,000	$48.51	$427,132

Malcolm Unsworth	n/a	$75,000	$150,000	$300,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	1/01/2006	n/a	n/a	n/a	$75,000	$150,000	$172,500	n/a	n/a	n/a	n/a
	2/15/2006	n/a	n/a	n/a	n/a	n/a	n/a	2,208	n/a	n/a	$130,625
	8/07/2006	n/a	n/a	n/a	n/a	n/a	n/a	n/a	20,000	$48.51	$427,132

Jared Serff	n/a	$43,050	$86,100	$172,200	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	1/01/2006	n/a	n/a	n/a	$51,250	$102,500	$117,875	n/a	n/a	n/a	n/a
	2/15/2006	n/a	n/a	n/a	n/a	n/a	n/a	1,646	n/a	n/a	$97,377
	8/07/2006	n/a	n/a	n/a	n/a	n/a	n/a	n/a	15,000	$48.51	$320,349

(1)

Represents threshold, target and maximum opportunity under the Company’s annual incentive program for fiscal year 2006. Our annual incentive program is discussed under the caption “Annual Incentive” in the Compensation Discussion and Analysis.

(2)

Range of possible payouts under the Long-Term Performance Plan for the fiscal year 2006 performance cycle based on a percentage of the executives’ base salary. Awards earned under the Long-Term Performance Plan are paid in restricted stock. The actual number of restricted shares issued was determined by the Compensation Committee on February 22, 2007 (based on the stock price that day) for the following executives: S. Helmbrecht – 2,327; P. Mezey – 2,327; M. Unsworth – 2,327; J. Serff – 1,590. On February 23, 2007, the Board of Directors approved 7,411 restricted shares to be issued to L. Nosbaum based on the stock price on that date. Our Long-Term Performance Plan is discussed under the caption “Long-Term Incentives” in the Compensation Discussion and Analysis.

(3)	Restricted shares earned under the Long-Term Performance Plan for the fiscal year 2005 performance cycle, granted February 15, 2006.

(4)

Amounts shown in this column reflect the number of options granted to each named executive under our Amended and Restated 2000 Stock Incentive Plan. Our stock option plan is further discussed under “Item 2 – Approval of the Amended and Restated 2000 Stock Incentive Plan.”

(5)

Amounts calculated utilizing the provisions of Statement of Financial Accounting Standards No. 123(R). See Note 15 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2006 regarding assumptions underlying valuation of equity awards.

2006 Outstanding Equity Awards at Fiscal Year End

The following table provides information regarding outstanding equity awards held by each NEO on December 31, 2006.

		Option Awards				Stock Awards
Name of Executive Officer	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(5)	Market Value of Shares or Units of Stock That Have Not Vested ($)
LeRoy Nosbaum (1)	3/7/2000	74,785	-	$6.75	3/7/2010	n/a	n/a
	2/12/2001	100,000	-	$7.00	2/12/2011	n/a	n/a
	9/26/2003	8,000	-	$20.10	9/26/2013	n/a	n/a
	5/28/2004	6,667	3,333	$20.64	5/28/2014	n/a	n/a
	5/3/2005	6,667	13,333	$37.40	5/3/2015	n/a	n/a
	2/15/2006	n/a	n/a	n/a	n/a	5,420	$280,973
	8/7/2006	-	30,000	$48.51	8/7/2016	n/a	n/a

Steve Helmbrecht (2)	3/8/2004	-	6,666	$19.20	3/8/2014	n/a	n/a
	5/28/2004	-	3,333	$20.64	5/28/2014	n/a	n/a
	12/6/2004	8,333	8,333	$21.18	12/6/2014	n/a	n/a
	5/3/2005	-	10,000	$37.40	5/3/2015	n/a	n/a
	2/15/2006	n/a	n/a	n/a	n/a	2,208	$114,463
	8/7/2006	-	20,000	$48.51	8/7/2016	n/a	n/a

Philip Mezey (2)	3/8/2004	-	10,000	$19.20	3/8/2014	n/a	n/a
	5/28/2004	2,944	3,333	$20.64	5/28/2014	n/a	n/a
	12/6/2004	8,333	8,333	$21.18	12/6/2014	n/a	n/a
	5/3/2005	5,000	10,000	$37.40	5/3/2015	n/a	n/a
	2/15/2006	n/a	n/a	n/a	n/a	2,007	$104,043
	8/7/2006	-	20,000	$48.51	8/7/2016	n/a	n/a

Malcolm Unsworth (3)	7/1/2004	12,270	16,666	$22.74	7/1/2014	n/a	n/a
	12/6/2004	8,333	8,333	$21.18	12/6/2014	n/a	n/a
	5/3/2005	5,000	10,000	$37.40	5/3/2015	n/a	n/a
	2/15/2006	n/a	n/a	n/a	n/a	2,208	$114,463
	8/7/2006	-	20,000	$48.51	8/7/2016	n/a	n/a

Jared Serff (4)	7/1/2004	4,792	6,666	$22.74	7/1/2014	n/a	n/a
	12/6/2004	5,167	3,333	$21.18	12/6/2014	n/a	n/a
	5/3/2005	5,000	10,000	$37.40	5/3/2015	n/a	n/a
	2/15/2006	n/a	n/a	n/a	n/a	1,646	$85,329
	8/7/2006	-	15,000	$48.51	8/7/2016	n/a	n/a

(1)

The options that were granted on May 28, 2004 and remain unexercisable as of December 31, 2006 will fully vest on May 28, 2007. One third of the options granted on May 3, 2005 or 6,667 shares will vest on May 3, 2007 with the remaining options vesting on May 3, 2008. One third of the options granted on August 7, 2006 or 10,000 shares will vest on August 7, 2007, 2008 and 2009 respectively.

(2)

The options that were granted on March 8, 2004, May 28, 2004 and December 6, 2004 and remain unexercisable as of December 31, 2006 will fully vest on March 8, 2007, May 28, 2007 and December 6, 2007. One third of the options granted on May 3, 2005, or 5,000 shares, will vest on May 3, 2007 with the remaining 5,000 shares vesting on May 3, 2008. One third of the options granted on August 7, 2006, or 6,667 shares, will vest on August 7, 2007, 2008 and 2009, respectively.

(3)

The options that were granted on July 1, 2004 and December 6, 2004 and remain unexercisable on December 31, 2006 will fully vest on July 1, 2007 and December 6, 2007. One third of the options granted on

May 3, 2005, or 5,000 shares, will vest on May 3, 2007 with the remaining 5,000 shares vesting on May 3, 2008. One third of the options granted on August 7, 2006, or 6,667 shares, will vest on August 7, 2007, 2008 and 2009, respectively

(4)

The options granted on July 1, 2004 and December 6, 2004 and remain unexercisable on December 31, 2006 will fully vest on July 1, 2007 and December 6, 2007. One third of the options granted on May 3, 2005, or 5,000 shares, will vest on May 3, 2007 with the remaining 5,000 shares vesting on May 3, 2008. One third of the options granted on August 7, 2006, or 5,000 shares, will vest on August 7, 2007, 2008 and 2009, respectively.

(5)

This column represents restricted stock earned under the Long-Term Performance Plan for the Fiscal Year 2005 performance cycle. Shares were granted by the Compensation Committee on February 15, 2006 and will vest on February 15, 2009.

2006 Option Exercises and Stock Vested Table

The following table provides information regarding stock option exercises and shares acquired upon the vesting of stock awards by the NEOs during the 2006 fiscal year.

	Option Awards		Stock Awards
Name of Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
LeRoy Nosbaum	60,000	$2,871,782	n/a	n/a
Steve Helmbrecht	37,000	$1,094,590	n/a	n/a
Philip Mezey	33,057	$1,237,350	n/a	n/a
Malcolm Unsworth	12,731	$488,604	n/a	n/a
Jared Serff	3,375	$125,449	n/a	n/a

(1)	Represents the difference between the exercise price and the fair market value of our common stock on the date of exercise.

2006 Nonqualified Deferred Compensation Table

The following table provides information regarding the nonqualified deferred compensation of each of the NEOs for the 2006 fiscal year.

Name of Executive Officer	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at Last Fiscal Year End ($)
LeRoy Nosbaum	n/a	n/a	n/a	n/a	n/a
Steve Helmbrecht	n/a	n/a	n/a	n/a	n/a
Philip Mezey	$53,200	$15,406	$6,319	n/a	$116,993
Malcolm Unsworth	$85,467	$16,107	$9,430	n/a	$172,863
Jared Serff	$20,976	$9,427	$2,040	n/a	$47,866

(1)

Participants may defer up to 50% of their base salary and 50% of their annual incentive in the Executive Deferred Compensation Plan further discussed in the Compensation Discussion and Analysis under the caption “Perquisites and Other Benefits.” This deferred compensation represents amounts that are reported as compensation earned in 2006 in the Summary Compensation Table.

(2)

The Company made a matching contribution into the account of each participating executive (at the rate of 50% of the amount deferred) up to a maximum of 10% together with the 401(k). These amounts have been included in the Summary Compensation Table for selected executives in the “All Other Compensation” column.

(3)

Accounts were credited with an interest rate of 8% determined by the Compensation Committee. Amounts that were considered “above market” were included in the Summary Compensation Table for selected executives under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column.

(4)

Accounts are distributed to participant upon termination of employment with the Company. Withdrawals or distributions of amounts to satisfy emergency needs are permitted in the event of an unforeseeable emergency (as determined by the plan administrator).

Potential Payments Upon Termination or Change in Control

The tables below reflect the estimated amount of incremental compensation payable to each of our named executive officers in the event of termination of employment or change in control. The amounts shown assume that such termination or change in control was effective as of December 31, 2006. The actual amounts to be paid out can only be determined at the time of such executive’s termination or upon a change in control, as applicable.

Termination for Cause

Under these circumstances, the executive is entitled to receive any accrued and unpaid base salary through the date of termination. All options granted automatically expire when terminated for cause.

Termination due to death, disability or retirement

Under these circumstances, the executive or their estate is entitled to any accrued and unpaid base salary through the date of termination, pro rated annual incentive bonus through the date of termination (based on the actual level of corporate performance achieved) and any vested stock options would remain exercisable for one year following the termination under the terms of the stock incentive plan. For awards granted in 2007 the Long-Term Performance Plan was amended to allow participants to vest in a pro-rated portion of the restricted stock units awarded under the plan if the termination event occurs during the three-year vesting period.

Voluntary Termination

Under these circumstances, the executive is entitled to any accrued and unpaid base salary through the date of termination and any vested options would remain exercisable for 90 days following termination. For awards granted in 2007, the Long-Term Performance Plan was amended to allow participants to vest in a pro-rated portion of the restricted stock units awarded under the plan if the termination event occurs during the three-year vesting period.

Termination without Cause

Under these circumstances, the executive is entitled to any accrued and unpaid base salary through the date of termination and any vested options would remain exercisable for 90 days following termination. The executive is entitled to a pro-rated annual incentive bonus through the date of termination based on the actual level of corporate performance achieved. For awards granted in 2007, the Long-Term Performance Plan was amended to allow participants to vest in a pro-rated portion of the restricted stock units awarded under the plan if the termination event occurs during the three-year vesting period.

Change in Control

Change in Control Agreement

We have entered into change in control agreements with each of our executives to encourage their full attention and dedication to the Company and to provide them with reasonable compensation and benefits in the event of a change in control. Under these agreements, we and each of our executives have agreed that the executive will remain employed by us for one to two years after a change in control (employment period), depending on the executive. During the employment period the executive will be compensated with:

■

an annual salary at least equal to the annual salary established by the Compensation Committee or the Board of Directors for the fiscal year in which the change in control occurs or, if no annual salary has been established prior to the change in control, then the annual salary shall be at least equal to the annual salary for the prior fiscal year;

■

an annual bonus at least equal to the maximum annual bonus established for the executive for the fiscal year in which the change in control occurs or, if no annual bonus has been established prior to the change in control, then the annual bonus shall be at least equal to a specified percentage of the annual base salary;

■

payments at least equal to the Long-Term Performance Plan payout to that executive for the fiscal year in which the change in control occurs. Distribution shall be made in shares of the successor company should our stock cease to be publicly traded on or after the change in control;

■

fringe benefits of the type provided by the successor company to similarly situated executives, such as paid vacation, participation in incentive, savings and retirement plans and welfare plans, except that if such fringe benefits are of less value than the fringe benefits that the executive was eligible for immediately prior to the change in control, then the executive will be entitled to the fringe benefits provided immediately prior to the change in control or, at the election of the successor company, to cash payments equal to the difference in value; and

■	reimbursement of all reasonable employment expenses incurred in accordance with applicable policies, practices and procedures.

If we terminate an executive, other than for cause, or if an executive terminates employment for good reason during the employment period or prior to a change in control if the executive can reasonably demonstrate that such termination was at the request of a third party who has taken steps reasonably calculated to effect the change in control or demonstrates that such termination otherwise arose in connection with or in anticipation of a change in control, then the executive will receive:

■	any unpaid salary and bonus due to the executive as of the date of termination;

■	any previously deferred compensation and accrued vacation pay;

■

reimbursement of insurance premiums for COBRA continuation coverage for the executive and his or her family for eighteen months after the date of termination (except to the extent the COBRA continuation coverage ceases to be available);

■

lump-sum severance pay equal to up to three times the sum of the executive’s annual base salary, bonus and Long-Term Performance Plan award payments for the fiscal year in which the change in control occurs; and

■

payment or reimbursement of any life insurance premiums for any individual life insurance policy resulting from the conversion of coverage from our group-term life insurance plan for twenty-four months after the date of termination.

If the executive is terminated for cause or if the executive terminates his or her employment other than for good reason, the executive will only be entitled to receive any unpaid salary due to the executive as of the date of termination and any amounts previously deferred by the executive. If the executive terminates because of death or disability, the executive will only be entitled to receive any unpaid salary and bonus due to the executive as of the date of termination, any amounts previously deferred by the executive and any accrued vacation pay.

In the event that payments under the change in control agreement result in the imposition of excise taxes to the executive, we will pay the executive an additional amount equal to the excise tax and other related taxes, provided, however, that if reducing the amount of severance payable to the executive by up to five percent would not subject the executive to the excise tax, the amount of severance may be reduced by such amount, not to exceed five percent, as would not subject the executive to the excise tax.

A “change in control” for purposes of this agreement generally consists of any of the following:

■	an acquisition of more than 20 percent of our voting securities (other than acquisitions directly from the Company);

■	the current Board of Directors (and their approved successors) ceasing to constitute a majority of the Board;

■	consummation of any merger or consolidation with or into another corporation;

■	consummation of any sale, lease, exchange or other transfer of all or substantially all of our outstanding securities or substantially all of our assets.

A termination by us for “cause” generally includes:

■	the executive’s willful injury of us or breach of fiduciary duty to us involving personal profit;

■	conviction of a crime against us or felony;

■	habitual or repeated misuse by the executive of alcohol or controlled substances that materially impairs the executive’s ability to perform his duties; or

■	any willful act involving moral turpitude which materially and adversely affecting our business, goodwill or reputation.

A termination for “good reason” by the named executive officer generally includes any of the following actions by us without the executive’s written consent following the change in control:

■	a material reduction in the executive’s authority, duties, responsibilities or status;

■	failure to compensate the executives based on the provisions set for in the change in control agreement as stipulated above;

■	changing the executive’s office location so that he or she must commute more than 50 miles from the office where the executive was performing services as of the change in control date; or

■	failing to obtain a satisfactory agreement from any successor company to assume and agree to perform the obligations under the change in control agreement.

Amended and Restated 2000 Stock Incentive Plan Change in Control Provisions

Our 2000 Stock Incentive Plan contains certain provisions relating to corporate transactions. In the event of a corporate transaction that is not a related party transaction, the vesting of options and stock awards will accelerate and become 100% vested and exercisable. Under the terms of the 2000 Stock Incentive Plan, the following events are defined as corporate transactions:

■	consummation of any merger or consolidation with or into another corporation;

■	consummation of any sale, lease, exchange or other transfer of all or substantially all of our outstanding securities or substantially all of our assets; or

■	acquisition of a majority or more of our outstanding voting securities.

1989 Restated Stock Option Plan Change in Control Provisions

While we are no longer granting options under our 1989 Restated Stock Option Plan, one of our executives has options outstanding under the plan. In the event of certain mergers, consolidation, acquisitions of property or stock, separations or reorganization, the vesting of outstanding options will be accelerated and the options will become exercisable in full and options that are not exercised prior to such transaction will terminate. If, however, our shareholders receive capital stock of another corporation in such a transaction, then all outstanding options will instead be converted into fully vested options to purchase such capital stock of the other corporation, unless the Company and the corporation issuing such capital stock in the transaction determine that the options should instead accelerate and then terminate.

Long-Term Performance Plan

All outstanding performance awards will be accelerated at the maximum level and immediately paid in fully vested shares of our common stock prior to a change in control. Furthermore, any outstanding unvested restricted stock issued in connection with a prior performance period will accelerate in full immediately prior to a change in control. The definition change in control for purposes of this plan will be consistent with the definition in the standard change in control agreements that we have in effect at the time of a transaction.

LeRoy Nosbaum

Executive Benefits (1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause	Change in Control	Termination Without Cause or by Executive for Good Reason during Post Change in Control
Annual Incentive	$-	$-	$-	$-	$-	$-	$525,200	$514,800
Accelerated Stock Options	$-	$-	$-	$-	$-	$-	$396,418	$396,418
Severance	$-	$-	$-	$-	$-	$-	$-	$6,751,875
Benefit Continuation	$-	$-	$-	$-	$-	$-	$-	$109,032
Accelerated Restricted Stock	$-	$-	$-	$-	$-	$-	$280,973	$280,973
Long-Term Performance
Plan Awards	$-	$-	$-	$-	$-	$-	$560,625	$560,625
Gross Up (2)	$-	$-	$-	$-	$-	$-	$-	$3,171,633

(1)

The above table does not include amounts deferred in our Executive Deferral Compensation Plan, stock option awards that are fully vested, earned salary, and accrued vacation as those items are earned and due to the employee regardless of such termination or change in control events. It also does not include amounts payable under life insurance coverage, our accidental death & dismemberment coverage or our business travel accident coverage, which are programs available to all employees. Under the change in control agreement with this executive the required employment period is two years and the severance payment is equal to three times the sum of the executive’s base salary, annual incentive and Long-Term Performance Plan award. Each form of payment is mutually exclusive based on the individual circumstances or events and therefore represents a single payment and should not be added together.

(2)

In the event that payments under the change in control agreement result in the imposition of excise taxes to the executive, we will pay the executive an additional amount equal to the excise tax and other related taxes.

Steve Helmbrecht

Executive Benefits (1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause	Change in Control	Termination Without Cause or by Executive for Good Reason during Post Change in Control
Annual Incentive	$-	$-	$-	$-	$-	$-	$151,500	$148,500
Accelerated Stock Options	$-	$-	$-	$-	$-	$-	$806,059	$806,059
Severance	$-	$-	$-	$-	$-	$-	$-	$2,317,500
Benefit Continuation	$-	$-	$-	$-	$-	$-	$-	$49,770
Accelerated Restricted Stock	$-	$-	$-	$-	$-	$-	$114,463	$114,463
Long-Term Performance
Plan Awards	$-	$-	$-	$-	$-	$-	$172,500	$172,500
Gross Up (2)	$-	$-	$-	$-	$-	$-	$-	$1,079,095

(1)

The above table does not include amounts deferred in our Executive Deferral Compensation Plan, stock option awards that are fully vested, earned salary and accrued vacation as those items are earned and due to the employee regardless of such termination or change in control events. It also does not include amounts payable under our life insurance coverage, accidental death & dismemberment coverage or our business travel accident coverage, which are programs available to all employees. Under the change in control agreement with this executive the required employment period is two years and the severance payment is equal to three times the sum of the executive’s base salary, annual incentive and Long-Term Performance Plan award. Each form of payment is mutually exclusive based on the individual circumstances or events and therefore represents a single payment and should not be added together.

(2)

In the event that payments under the change in control agreement result in the imposition of excise taxes to the executive, we will pay the executive an additional amount equal to the excise tax and other related taxes.

Philip Mezey

Executive Benefits (1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause	Change in Control	Termination Without Cause or by Executive for Good Reason during Post Change in Control
Annual Incentive	$-	$-	$-	$-	$-	$-	$151,500	$148,500
Accelerated Stock Options	$-	$-	$-	$-	$-	$-	$896,879	$896,879
Severance	$-	$-	$-	$-	$-	$-	$-	$2,317,500
Benefit Continuation	$-	$-	$-	$-	$-	$-	$-	$49,905
Accelerated Restricted Stock	$-	$-	$-	$-	$-	$-	$104,043	$104,043
Long-Term Performance
Plan Awards	$-	$-	$-	$-	$-	$-	$172,500	$172,500
Gross Up (2)	$-	$-	$-	$-	$-	$-	$-	$1,235,051

(1)

The above table does not include amounts deferred in our Executive Deferred Compensation Plan, stock option awards that are fully vested, earned salary and accrued vacation as those items are earned and due to the employee regardless of such termination or change in control events. It also does not include amounts payable under our life insurance coverage, accidental death & dismemberment coverage or our business travel accident coverage, which are programs available to all employees. Under the change in control agreement with this executive the required employment period is two years and the severance payment is equal to three times the sum of the executive’s base salary, annual incentive and Long-Term Performance Plan award. Each form of payment is mutually exclusive based on the individual circumstances or events and therefore represents a single payment and should not be added together.

(2)

In the event that payments under the change in control agreement result in the imposition of excise taxes to the executive, we will pay the executive an additional amount equal to the excise tax and other related taxes.

Malcolm Unsworth

Executive Benefits (1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause	Change in Control	Termination Without Cause or by Executive for Good Reason during Post Change in Control
Annual Incentive	$-	$-	$-	$-	$-	$-	$151,500	$148,500
Accelerated Stock Options	$-	$-	$-	$-	$-	$-	$951,470	$951,470
Severance	$-	$-	$-	$-	$-	$-	$-	$2,317,500
Benefit Continuation	$-	$-	$-	$-	$-	$-	$-	$50,661
Accelerated Restricted Stock	$-	$-	$-	$-	$-	$-	$114,463	$114,463
Long-Term Performance
Plan Awards	$-	$-	$-	$-	$-	$-	$172,500	$172,500
Gross Up (2)	$-	$-	$-	$-	$-	$-	$-	$1,108,396

(1)

The above table does not include amounts deferred in our Executive Deferred Compensation Plan, stock option awards that are fully vested, earned salary and accrued vacation as those items are earned and due to the employee regardless of such termination or change in control events. It also does not include amounts payable under our life insurance coverage, accidental death & dismemberment coverage or our business travel accident coverage, which are programs available to all employees. Under the change in control agreement with this executive the required employment period is two years and the severance payment is equal to three times the sum of the executive’s base salary, annual incentive and Long-Term Performance Plan award. Each form of payment is mutually exclusive based on the individual circumstances or events and therefore represents a single payment and should not be added together.

(2)

In the event that payments under the change in control agreement result in the imposition of excise taxes to the executive, we will pay the executive an additional amount equal to the excise tax and other related taxes.

Jared Serff

Executive Benefits (1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause	Change in Control	Termination Without Cause or by Executive for Good Reason during Post Change in Control
Annual Incentive	$-	$-	$-	$-	$-	$-	$86,961	$85,239
Accelerated Stock Options	$-	$-	$-	$-	$-	$-	$490,520	$490,520
Severance	$-	$-	$-	$-	$-	$-	$-	$990,150
Benefit Continuation	$-	$-	$-	$-	$-	$-	$-	$34,019
Accelerated Restricted Stock	$-	$-	$-	$-	$-	$-	$85,329	$85,329
Long-Term Performance
Plan Awards	$-	$-	$-	$-	$-	$-	$117,875	$117,875
Gross Up (2)	$-	$-	$-	$-	$-	$-	$-	$421,210

(1)

The above table does not include amounts deferred in our Executive Deferred Compensation Plan, stock option awards that are fully vested, earned salary and accrued vacation as those items are earned and due to the employee regardless of such termination or change in control events. It also does not include amounts payable under our life insurance coverage, accidental death & dismemberment coverage or our business travel accident coverage, which are programs available to all employees. Under the change in control agreement with this executive the required employment period is one year and the severance payment is equal to two times the sum of the executive’s base salary, annual incentive and Long-Term Performance Plan award. Each form of payment is mutually exclusive based on the individual circumstances or events and therefore represents a single payment and should not be added together.

(2)

In the event that payments under the change in control agreement result in the imposition of excise taxes to the executive, we will pay the executive an additional amount equal to the excise tax and other related taxes.

2006 AUDIT/FINANCE COMMITTEE REPORT

The Audit/Finance Committee is composed of independent directors as defined by Rule 4200(a)(15) of NASDAQ rules and acts under a written charter developed by the Committee. Management is responsible for the Company’s internal controls and the financial reporting process. Deloitte & Touche LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

In connection with the December 31, 2006 financial statements, the Audit/Finance Committee hereby reports as follows:

(1)	The Audit/Finance Committee has reviewed and discussed the audited financial statements and report on internal control over financial reporting with management.

(2)	The Audit/Finance Committee has discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

(3)

The Audit/Finance Committee has received the written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the auditors the auditors’ independence.

(4)

Based upon these reviews and discussions, the Audit/Finance Committee has recommended to the Board of Directors and the Board has approved, that the Company’s audited financial statements be included in the Securities and Exchange Commission Annual Report on Form 10-K for the year ended December 31, 2006.

Audit/Finance Committee

Graham Wilson, Chairman

Kirby Dyess

Jon Eliassen

Thomas Glanville

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES AND SERVICES

For the years ended December 31, 2006 and 2005, professional services were performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, Deloitte & Touche LLP). The aggregate fees billed by Deloitte & Touche LLP for the years ended December 31, 2006 and 2005 were as follows:

Services Rendered	Fees
	2006	2005
Audit Services (1)	$1,978,800	$1,791,407
Audit-Related Services (2)	1,346,453	101,325

Total Audit and Audit-Related Services	3,317,563	1,892,732
Tax Services (3)	462,931	234,496
Other Services (4)	—	—

(1)

Audit services include fees for professional services rendered for the audit of the Company’s annual financial statements and internal controls over financial reporting for the years ended December 31, 2006 and 2005, reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, registration statements and accounting consultations on matters related to the annual audits or interim reviews.

(2)	Audit-related services include fees for acquisition due diligence services performed during the year ended December 31, 2006 and 2005.

(3)

Tax services include fees for tax preparation, compliance and advice performed during the years ended December 31, 2006 and 2005. Of the total fees incurred, tax preparation and compliance services represented $415,431 and $61,400 for the years ended December 31, 2006 and 2005, respectively. The remaining fees incurred were related to other tax services.

(4)	The Company typically does not engage Deloitte & Touche LLP for other services.

The Audit/Finance Committee has considered and concluded that the non-audit services provided to the Company by Deloitte & Touche LLP are compatible with maintaining the auditors’ independence.

The Audit/Finance Committee has adopted polices and procedures requiring that the Company obtain the Committee’s pre-approval of all audit and permissible non-audit services to be provided by Deloitte & Touche LLP as the Company’s independent registered public accounting firm. Pre-approval is generally granted on a quarterly basis, is detailed as to the particular service or category of services to be provided and is granted after consideration of the estimated fees for each service or category of service. Actual fees and any changes to estimated fees for pre-approved services are reported to the Committee on a quarterly basis. In 2005, all services were pre-approved with the exception of certain United Kingdom tax return compliance work in the amount of $3,900. In 2006, all services were pre-approved by the Audit/Finance Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information with respect to the beneficial ownership of our common stock as of February 28, 2007 by:

■	each of our directors;

■	each of our executive officers for whom compensation is reported in this proxy statement;

■	all of our directors and executive officers as a group; and

■	each person that we know beneficially owns more than 5% of our common stock.

The percentage ownership data is based on 25,849,299 shares of our common stock outstanding as of February 28, 2007. Under SEC rules, beneficial ownership includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options that are currently exercisable or will become exercisable within 60 days are deemed outstanding for computing the number of shares and the percentage ownership of the person holding the option, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as otherwise noted, we believe that the beneficial owners of the shares of common stock listed below have sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws.

	Shares Beneficially Owned
Name	Number	Percent
Directors and Executive Officers:
LeRoy D. Nosbaum (1)	247,358	*
Malcolm Unsworth (2)	14,884	*
Philip C. Mezey (3)	24,363	*
Steven M. Helmbrecht (4)	22,563	*
Jared P. Serff (5)	12,363	*
Michael B. Bracy (6)	58,734	*
Ted C. DeMerritt (7)	25,093	*
Kirby Dyess	609	*
Jon E. Eliassen (8)	18,456	*
Charles H. Gaylord, Jr.	609	*
Thomas S. Glanville (9)	51,522	*
Sharon L. Nelson (10)	26,689	*
Gary Pruitt	425	*
Graham M. Wilson (11)	22,806	*
All directors and executive officers as a group (14 persons) (12)	526,504	2.04%

Greater-Than-5% Shareholders:

BlackRock, Inc. (13) 40 East 52nd Street New York, NY 10022	2,452,324	9.49%
AXA Financial, Inc. (14) 1290 Avenue of the Americas New York, NY 10104	1,492,479	5.77%
EARNEST Partners, LLC (15) 1180 Peachtree Street NE, Suite 2300 Atlanta, GA 30309	1,439,130	5.57%
AMVESCAP PLC (16) 30 Finsbury Square London EC2A 1AG England	1,309,740	5.07%

*	Less than 1%.

(1)

Includes 196,119 shares issuable on exercise of outstanding options exercisable by Mr. Nosbaum within 60 days at a weighted average exercise price of $8.94 per share. Also includes 1,678 shares of common stock held for Mr. Nosbaum’s individual account under our 401(k) employee savings plan.

(2)	Includes 5,000 shares issuable on exercise of outstanding options exercisable by Mr. Unsworth within 60 days at a weighted average exercise price of $37.40 per share.

(3)	Includes 12,972 shares issuable on exercise of outstanding options exercisable by Mr. Mezey within 60 days at a weighted average exercise price of $23.37 per share

(4)	Includes 6,666 shares issuable on exercise of outstanding options exercisable by Mr. Helmbrecht within 60 days at a weighted average exercise price of $19.20 per share.

(5)	Includes 6,626 shares issuable on exercise of outstanding options exercisable by Mr. Serff within 60 Days at a weighted average exercise price of $22.31 per share.

(6)	Includes 33,500 shares issuable on exercise of outstanding options exercisable by Mr. Bracy within 60 days at a weighted average exercise price of $17.23 per share.

(7)	Includes 19,000 shares issuable on exercise of outstanding options exercisable by Mr. DeMerritt within 60 days at a weighted average exercise price of $19.01 per share.

(8)	Includes 10,500 shares issuable on exercise of outstanding options exercisable by Mr. Eliassen within 60 days at a weighted average exercise price of $24.54 per share.

(9)	Includes 21,000 shares issuable on exercise of outstanding options exercisable by Mr. Glanville within 60 days at a weighted average exercise price of $20.47 per share.

(10)	Includes 23,000 shares issuable on exercise of outstanding options exercisable by Ms. Nelson within 60 days at a weighted average exercise price of $19.65 per share.

(11)	Includes 18,250 shares issuable on exercise of outstanding options exercisable by Mr. Wilson within 60 days at a weighted average exercise price of $21.44 per share.

(12)

Includes 352,633 shares issuable on exercise of outstanding options that are held by all directors and executive officers and are exercisable within 60 days. Also includes 1,678 shares of common stock held for such executive officers’ individual accounts under our 401(k) employee savings plan.

(13)

Information is based on a Schedule 13G filed with the SEC on February 13, 2007 by BlackRock, Inc on behalf of its investment advisory subsidiaries, BlackRock Advisors LLC, BlackRock Investment Management, LLC and BlackRock Investment Management UK Ltd. This filing indicates that BlackRock, Inc. has shared voting power and dispositive power over 2,452,324 of these shares.

(14)

Information is based on a Schedule 13G filed with the SEC on February 13, 2007 by AXA Financial, Inc. on behalf of itself, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle and AXA. This filing indicates that each of the aforementioned entities has sole voting power over 1,299,919 of these shares and sole dispositive power over 1,492,479 of these shares.

(15)

Information is based on a Schedule 13G filed with the SEC on February 14, 2007 by EARNEST Partners, LLC. This filing indicates that EARNEST Partners, LLC has sole voting power over 198,010 of these shares and shared voting power over 1,036,902 of these shares. The filing also indicates that EARNTEST Partners, LLC has sole dispositive power over 1,439,130 of these shares.

(16)

Information is based on a Schedule 13G filed with the SEC on February 14, 2007 by AMVESCAP PLC. The filing indicates that sole voting power over 1,309,740 shares are by the following entities in the respective amounts listed: AIM Advisors, Inc., 138,138 shares, AIM Capital Management LLC, 16,013 shares, PowerShares Capital Management LLC, 1,148,814 shares, INVESCO Taiwan Limited, 5,300 shares and Atlantic Trust Company, N.A., 1,475 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. SEC regulations require our officers, directors and greater-than-10% shareholders to provide us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of these forms we have received and written representations from certain reporting persons, we believe that, during 2006 all of our executive officers, directors and greater than 10% shareholders complied with all Section 16(a) filing requirements applicable to them.

LIST OF SHAREHOLDERS OF RECORD

A list of shareholders of record entitled to vote at the annual meeting will be available at the annual meeting and will also be available ten days prior to the annual meeting between the hours of 9:00 a.m. and 4:00 p.m., Pacific time, at Office of the Corporate Secretary, Itron, Inc., 2111 N. Molter Road, Liberty Lake, Washington. A shareholder may examine the list for any legally valid purpose related to the annual meeting.

ANNUAL REPORT AND FINANCIAL STATEMENTS

A copy of our 2006 Annual Report to Shareholders on Form 10-K, which includes our financial statements, accompanies this proxy statement.

SHAREHOLDER PROPOSALS FOR 2008

Under the SEC’s proxy rules, shareholder proposals that meet specified conditions may be included in our proxy statement and proxy for the 2008 annual meeting. Under Exchange Act Rules 14a-5(e) and 14a-8(e), shareholders that intend to present a proposal at our 2008 annual meeting must give us written notice of the proposal not later than November 29, 2007 for the proposal to be considered for inclusion in our proxy materials for that meeting. In addition, shareholders desiring to submit nominations for the election of directors or proposals that will not be included in our proxy materials must do so in accordance with the advance notice provisions and other applicable requirements set forth in our bylaws. Our bylaws provide that the notice of proposals not submitted for inclusion in our proxy materials must be received by Itron at least 90 days and not more than 120 days prior to the anniversary date of the prior year’s annual meeting and that the notice of nominations for election of directors must be received at least 60 days and not more than 90 days prior to the date of our annual meeting. Shareholders who intend to present proposals at the 2008 annual meeting that will not be included in our proxy materials must provide to our Corporate Secretary written notice of the business they wish to propose no later than February 15, 2007 and no sooner than January 16, 2008, assuming the annual meeting is held on Tuesday, May 15, 2008. Our timely receipt of a proposal by a qualified shareholder will not guarantee the proposal’s inclusion in our proxy materials or presentation at the 2008 annual meeting, because there are other requirements in the proxy rules. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with all applicable requirements of the SEC’s proxy rules, state law and our bylaws.

Shareholder proposals should be directed to our Corporate Secretary, Itron, Inc., 2111 N. Molter Road, Liberty Lake, Washington 99019-9469.

Appendix A

ITRON, INC.

AMENDED AND RESTATED

2000 STOCK INCENTIVE PLAN

SECTION 1.    PURPOSE

The purpose of the Itron, Inc. Amended and Restated 2000 Stock Incentive Plan (the “Plan”) is to enhance the long-term shareholder value of Itron, Inc., a Washington corporation (the “Company”), by offering opportunities to selected persons to participate in the Company’s growth and success, and to encourage them to remain in the service of the Company and its Related Corporations (as defined in Section 2) and to acquire and maintain stock ownership in the Company.

SECTION 2.    DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below:

“Award” means any Option, Stock Award or Performance Shares and Performance Units granted pursuant to the provisions of the Plan.

“Board” means the Board of Directors of the Company.

“Cause,” unless otherwise defined in the instrument evidencing the Award or in a written employment or services agreement between the Participant and the Company or a Related Corporation in connection with an Award, means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Common Stock” means the common stock, no par value per share, of the Company.

“Corporate Transaction” has the meaning set forth in Section 14.3.1.

“Covered Employee” means a “covered employee” as that term is defined in Section 162(m)(3) of the Code or any successor provision.

“Disability,” unless otherwise defined by the Plan Administrator, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable, in the opinion of the Company, to perform his or her duties for the Company or a Related Corporation and to be engaged in any substantial gainful activity.

“Effective Date” has the meaning set forth in Section 16.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall be as established in good faith by the Plan Administrator or (a) if the Common Stock is listed on The NASDAQ Global Select Market, the closing sales price for the Common Stock as reported by The NASDAQ Global Select Market for a single trading day or (b) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, the closing sales price for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

“Grant Date” means the date on which the Plan Administrator completes the corporate action authorizing the grant of an Award or such later date specified by the Plan Administrator, and on which all conditions precedent to the grant have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

“Incentive Stock Option” means an Option to purchase Common Stock granted under Section 7 with the intention that it qualify as an “incentive stock option” as that term is defined in Section 422 of the Code.

“Nonqualified Stock Option” means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

“Option” means the right to purchase Common Stock granted under Section 7.

“Option Term” has the meaning set forth in Section 7.3.

“Parent,” except as otherwise provided in Section 8.8 in connection with Incentive Stock Options, means any entity, whether now or hereafter existing, that directly or indirectly controls the Company.

“Participant” means the person to whom an Award is granted.

“Performance Award” means any Award of Performance Shares or Performance Units granted pursuant to Section 10.

“Performance Share” has the meaning set forth in Section 10.1.

“Performance Unit” has the meaning set forth in Section 10.2.

“Plan Administrator” has the meaning set forth in Section 3.1.

“Related Corporation” means any Parent or Subsidiary of the Company.

“Related Party Transaction” has the meaning set forth in Section 14.3.1.

“Retirement,” unless otherwise defined by the Plan Administrator from time to time for purposes of the Plan, means retirement on or after the individual’s normal retirement date under the Company’s 401(k) plan or other similar successor plan applicable to salaried employees.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Award” means shares of Common Stock or units denominated in Common Stock granted under Section 9, the rights of ownership of which may be subject to restrictions prescribed by the Plan Administrator.

“Subsidiary,” except as otherwise provided in Section 8.8 in connection with Incentive Stock Options, means any entity that is directly or indirectly controlled by the Company.

“Successor Corporation” has the meaning set forth in Section 14.3.2.

“Termination Date” has the meaning set forth in Section 7.6.

“Vesting Base Date” means the Grant Date or such other date selected by the Plan Administrator as the date from which an Option begins to vest for purposes of Section 7.4.

SECTION 3.    ADMINISTRATION

3.1    Plan Administrator

The Plan shall be administered by the Board and/or a committee or committees (which term includes subcommittees) appointed by, and consisting of, two or more members of the Board who meet the independence standards set forth by the NASDAQ Global Select Market (a “Plan Administrator”). If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the members of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) “outside directors” as contemplated by Section 162(m) of the Code and (b) “nonemployee directors” as contemplated by Rule 16b-3 under the Exchange Act. Notwithstanding the foregoing, the Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board may authorize one or more senior executive officers of the Company to grant Awards to designated classes of eligible persons, within the limits specifically prescribed by the Board.

3.2    Administration and Interpretation by Plan Administrator

Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Plan Administrator shall also have exclusive authority to interpret the Plan and the terms of any instrument evidencing the Award and may from time to time adopt and change rules and regulations of general application for the Plan’s administration. The Plan Administrator’s interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. In no event, however, shall the Plan Administrator have the right to (a) without shareholder approval, cancel or amend outstanding Options for the purpose of repricing, replacing or regranting such Options with a purchase price that is less than the purchase price for the original Options, except in connection with adjustments provided in Section 14.1, or (b) issue an Option or amend an outstanding Option to provide for the grant or issuance of a new Option on exercise of the original Option. The Plan Administrator may delegate ministerial duties to such of the Company’s officers as it so determines. The Plan Administrator, for purposes of determining the effect on an Award of a Company-approved leave of absence or a Participant’s working less than full-time, shall be the chief executive officer of the Company or his designee.

SECTION 4.    STOCK SUBJECT TO THE PLAN

4.1    Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 14.1, the number of shares of Common Stock that shall be available for issuance under the Plan shall be 5,875,000. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company.

4.2    Limitations

Subject to adjustment from time to time as provided in Section 14.1, not more than an aggregate of 1,000,000 shares shall be available for issuance pursuant to grants of Awards other than Options under the Plan. This Section 4.2(a) is not intended as a limit on the number of Options that may be granted under the Plan.

4.3    Reuse of Shares

Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent it is exercised for or settled in vested and nonforfeitable shares) shall again be available for issuance in connection with future grants of Awards under the Plan; provided, however, that for purposes of Section 4.2, any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code.

SECTION 5.    ELIGIBILITY

Awards may be granted under the Plan to those officers, directors and employees of the Company and its Related Corporations as the Plan Administrator from time to time selects. Awards may also be made to consultants, agents, advisors and independent contractors who provide services to the Company and its Related Corporations; provided, however, that such Participants render bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

SECTION 6.    AWARDS

6.1    Form and Grant of Awards

The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan. Such Awards may include, but are not limited to, Incentive Stock Options, Nonqualified Stock Options and Stock Awards. Awards may be granted singly or in combination.

6.2    Settlement of Awards

The Company may settle Awards through the delivery of shares of Common Stock, the granting of replacement Awards or any combination thereof as the Plan Administrator shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Plan Administrator shall determine. The Plan Administrator may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred stock equivalents.

6.3    Acquired Company Awards

Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities (“Acquired Entities”) (or the parent of the Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or stock, reorganization or liquidation (the “Acquisition Transaction”). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

SECTION 7.    AWARDS OF OPTIONS

7.1    Grant of Options

The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

7.2    Option Exercise Price

The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date. For Incentive Stock Options granted to a more than 10% shareholder, the Option exercise price shall be as specified in Section 8.2.

7.3    Term of Options

The term of each Option (the “Option Term”) shall be as established by the Plan Administrator or, if not so established, shall be ten years from the Grant Date. For Incentive Stock Options, the maximum Option Term shall be as specified in Sections 8.2 and 8.4.

7.4    Exercise of Options

The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall vest and become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:

Period of Participant’s Continuous Employment or Service With the Company or Its Related Corporations From the Vesting Base Date	Percent of Total Option That Is Vested and Exercisable
After 1 year	25%
After 2 years	50%
After 3 years	75%
After 4 years	100%

The Plan Administrator may adjust the vesting schedule of an Option held by a Participant who works less than “full-time” as that term is defined by the Plan Administrator or who takes a Company-approved leave of absence.

To the extent that an Option has vested and become exercisable, the Option may be exercised from time to time by delivery to the Company of a written stock option exercise agreement or notice, in a form and in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Plan Administrator, accompanied by payment in full as described in Section 7.5. An Option may not be exercised for less than a reasonable number of shares at any one time, as determined by the Plan Administrator.

7.5    Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or by check or, unless the Plan Administrator in its sole discretion determines otherwise, either at the time the Option is granted or at any time before it is exercised, in any combination of:

(a) cash or check;

(b) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock already owned by the Participant for at least six months (or any shorter period necessary to avoid a charge to the Company’s earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price;

(c) if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions, to (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board; or

(d) such other consideration as the Plan Administrator may permit.

7.6    Post-Termination Exercises

The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, if a Participant ceases to be employed by, or to provide services to, the Company or its Related Corporations, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time:

(a) Any portion of an Option that is not vested and exercisable on the date of termination of the Participant’s employment or service relationship (the “Termination Date”) shall expire on such date.

(b) Any portion of an Option that is vested and exercisable on the Termination Date shall expire upon the earliest to occur of

(i) the last day of the Option Term;

(ii) if the Participant’s Termination Date occurs for reasons other than Cause, Retirement, death or Disability, the three-month anniversary of such Termination Date; and

(iii) if the Participant’s Termination Date occurs by reason of Retirement, Disability or death, the one-year anniversary of such Termination Date.

Notwithstanding the foregoing, if the Participant dies after the Termination Date while the Option is otherwise exercisable, the portion of the Option that is vested and exercisable on such Termination Date shall expire upon the earlier to occur of (y) the last day of the Option Term and (z) the first anniversary of the date of death, unless the Plan Administrator determines otherwise.

Also notwithstanding the foregoing, in case of termination of the Participant’s employment or service relationship for Cause, the Option shall automatically expire upon first notification to the Participant of such termination, unless the Plan Administrator determines otherwise. If a Participant’s employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant’s rights under any Option likewise shall be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after a Participant’s Termination Date, any Option then held by the Participant may be immediately terminated by the Plan Administrator, in its sole discretion.

A Participant’s transfer of employment or service relationship between or among the Company and its Related Corporations, or a change in status from an employee to a consultant, agent, advisor or independent contractor or vice versa, shall not be considered a termination of employment or service relationship for purposes of this Section 7. The effect of a Company-approved leave of absence on the terms and conditions of an Option shall be determined by the Plan Administrator, in its sole discretion.

SECTION 8.    INCENTIVE STOCK OPTION LIMITATIONS

To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1    Dollar Limitation

To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2    More Than 10% Shareholders

If an individual owns more than 10% of the total combined voting power of all classes of the stock of the Company or of its parent or subsidiary corporations, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option Term shall not exceed five years. The determination of more than 10% ownership shall be made in accordance with Section 422 of the Code.

8.3    Eligible Employees

Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options.

8.4    Term

Subject to Section 8.2, the Option Term shall not exceed ten years.

8.5    Exercisability

An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (a) more than three months after the Termination Date for reasons other than death or Disability, (b) more than one year after the Termination Date by reason of Disability, or (c) after the Participant has been on leave of absence for more than 90 days, unless the Participant’s reemployment rights are guaranteed by statute or contract.

8.6    Taxation of Incentive Stock Options

In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 Internal Revenue Code of 1986 (“the Code”), the Participant must hold the shares issued upon the exercise of an Incentive Stock Option for two years after the Grant Date and one year from the date of exercise. A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Participant shall give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

8.7    Code Definitions

For purposes of this Section 8, “parent corporation” and “subsidiary corporation” shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

SECTION 9.    STOCK AWARDS

9.1    Grant of Stock Awards

The Plan Administrator is authorized to make Awards of Common Stock or Awards denominated in units of Common Stock on such terms and conditions and subject to such restrictions, if any (which may be based on continuous service with the Company or the achievement of performance goals), as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of the Stock Award shall occur by reason of termination of the Participant’s employment or service relationship.

9.2    Issuance of Shares

Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Stock Award, or upon the Participant’s release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, the Company shall release, as soon as practicable, to the Participant or, in the case of the Participant’s death, to the personal representative of the Participant’s estate or as the appropriate court directs, the appropriate number of shares of Common Stock.

9.3    Waiver of Restrictions

Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Stock Award under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate; provided, however, that the Plan Administrator may not adjust performance goals for any Stock Award intended to be exempt under Section 162(m) of the Code for the year in which the Stock Award is settled in such a manner as would increase the amount of compensation otherwise payable to a Participant; and, provided further, that the number of shares subject to such waivers shall be less than 10% of the total number of shares authorized for issuance under the Plan as provided in Section 4.1.

SECTION 10.    PERFORMANCE AWARDS

10.1    Performance Shares

The Plan Administrator may grant Awards of performance shares (“Performance Shares”) and designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares shall consist of a unit valued by reference to a designated number of shares of Common Stock, the value of which may be paid to the Participant by delivery of such property as the Plan Administrator shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Plan Administrator, and other terms and conditions specified by the Plan Administrator. Notwithstanding the satisfaction of any performance goals, the amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Plan Administrator shall determine in its sole discretion.

10.2    Performance Units

The Plan Administrator may grant Awards of performance units (“Performance Units”) and designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall consist of a unit valued by reference to a designated amount of property other than shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Plan Administrator shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Plan Administrator, and other terms and conditions specified by the Plan Administrator. Notwithstanding the satisfaction of any performance goals, the amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Plan Administrator shall determine in its sole discretion.

SECTION 11.    CODE SECTION 162(m) PROVISIONS

(a) Notwithstanding any other provision of the Plan, if the Plan Administrator determines at the time a Stock Award or a Performance Award is granted to a Participant who is then an officer that such Participant is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Plan Administrator may provide that this Section 11 is applicable to such Award.

(b) If a Stock Award or a Performance Award is subject to this Section 11, then the lapsing of restrictions thereon and the distribution of cash, shares of Common Stock or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Plan Administrator, which shall be based on the attainment of specified levels of one or any combination of the following business criteria of the Company as a whole or any business unit of the Company, as reported or calculated by the Company: cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings per share; book value per share; operating income (including or excluding depreciation, amortization or other expenses); revenues; operating margins; return on assets; return on equity;

debt; debt plus equity; market or economic value added; stock price appreciation; total stockholder return; cost control; strategic initiatives; market share; net income; return on invested capital; improvements in capital structure; or customer satisfaction, employee satisfaction, services performance, subscriber, cash management or asset management metrics. Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate or business unit of the Company) under one or more of the measures described above relative to the performance of other corporations. Such performance goals shall be set by the Plan Administrator within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

(c) Notwithstanding any provision of the Plan other than Section 14, with respect to any Stock Award or Performance Award that is subject to this Section 11, the Plan Administrator may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Plan Administrator may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Covered Employee.

(d) The Plan Administrator shall have the power to impose such other restrictions on Awards subject to this Section 11 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

(e) Subject to adjustment from time to time as provided in Section 14.1, no Covered Employee may be granted Options, Stock Awards or Performance Shares subject to this Section 11 in any calendar year period with respect to more than 300,000 shares of Common Stock for such Award, except that the Company may make additional one time grants of such Awards for up to 600,000 shares to newly hired individuals, and the maximum dollar value payable with respect to Performance Units subject to this Section 11 granted to any Covered Employee in any one calendar year is $1,000,000.

SECTION 12.    WITHHOLDING

The Company may require the Participant to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant, vesting or exercise of any Award. Subject to the Plan and applicable law, the Plan Administrator may, in its sole discretion, permit the Participant to satisfy withholding obligations, in whole or in part, (a) by paying cash, (b) by electing to have the Company withhold shares of Common Stock (up to the minimum required federal tax withholding rate), or (c) by transferring to the Company shares of Common Stock (already owned by the Participant for the period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), in such amounts as are equivalent to the Fair Market Value of the withholding obligation.

SECTION 13.    ASSIGNABILITY

Awards granted under the Plan and any interest therein may not be assigned, pledged or transferred by the Participant and may not be made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent a Participant designates a beneficiary on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, Awards may be exercised only by the Participant. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such assignment or transfer; provided, however, that any Award so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Award.

SECTION 14.    ADJUSTMENTS

14.1    Adjustment of Shares

In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities subject to the Plan as set forth in Section 4.1 and the maximum number and kind of securities that may be made subject to Stock Awards and to Awards to any individual as set forth in Section 4.2, (ii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor, and (iii) and the number and kind of securities automatically granted pursuant to a formula program established under the Plan. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding. Notwithstanding the foregoing, a dissolution or liquidation of the Company or a Corporate Transaction shall not be governed by this Section 14.1 but shall be governed by Sections 14.2 and 14.3, respectively.

14.2    Dissolution or Liquidation

In the event of the proposed dissolution or liquidation of the Company, the Plan Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Plan Administrator in its discretion may permit a Participant to exercise an Option until ten days prior to such transaction with respect to all vested and exercisable shares of Common Stock covered thereby and with respect to such number of unvested shares as the Plan Administrator shall determine. In addition, the Plan Administrator may provide that any forfeiture provision or Company repurchase option applicable to any Award shall lapse as to such number of shares as the Plan Administrator shall determine, contingent upon the occurrence of the proposed dissolution or liquidation at the time and in the manner contemplated. To the extent an Option has not been previously exercised, the Option shall terminate automatically immediately prior to the consummation of the proposed action. To the extent a forfeiture provision applicable to a Stock Award has not been waived by the Plan Administrator, the Stock Award shall be forfeited automatically immediately prior to the consummation of the proposed action.

14.3    Corporate Transaction

14.3.1    Definitions

“Corporate Transaction” means any of the following events:

(a) Consummation of any merger or consolidation of the Company with or into another corporation;

(b) Consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all the Company’s outstanding securities or substantially all the Company’s assets other than a transfer of the Company’s assets to a majority-owned subsidiary corporation (as defined in Section 8.8) of the Company; or

(c) Acquisition by a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date of adoption of the Plan) of the Exchange Act of a majority or more of the Company’s outstanding voting securities (whether directly or indirectly, beneficially or of record). Ownership of voting securities shall take into account and shall include ownership as determined by applying Rule 13d-3(d)(1)(i) (as in effect on the date of adoption of the Plan) under the Exchange Act.

“Related Party Transaction” means (i) a merger of the Company in which the holders of shares of Common Stock immediately prior to the merger hold at least a majority of the shares of Common Stock in the surviving corporation or parent thereof immediately after the merger, (ii) a mere reincorporation of the Company, or (iii) a transaction undertaken for the sole purpose of creating a holding company.

14.3.2    Options

In the event of a Corporate Transaction, except as otherwise provided in the instrument evidencing the Award or in written employment or services agreement between a Participant and the Company or a Related Corporation in

connection with an Award, each outstanding Option shall be assumed, continued or an equivalent option or right substituted by the surviving corporation, the successor corporation or its parent corporation, as applicable, (the “Successor Corporation”). If the Corporate Transaction is not a Related Party Transaction, upon consummation of the Corporate Transaction the assumed or substituted options shall automatically become fully vested and exercisable whether or not the vesting requirements set forth in the applicable option agreement have been satisfied. If the Corporate Transaction is a Related Party Transaction, the vesting schedule set forth in the instrument evidencing the Option shall continue to apply to the assumed or substituted options.

In the event that the Successor Corporation refuses to assume or substitute for the Option, the Participant shall fully vest in and have the right to exercise the Option as to all of the shares of Common Stock subject thereto, including shares as to which the Option would not otherwise be vested or exercisable. If an Option will become fully vested and exercisable in lieu of assumption or substitution in the event of a Corporate Transaction, the Plan Administrator shall notify the Participant in writing or electronically that the Option shall be fully vested and exercisable for a specified time period after the date of such notice, and the Option shall terminate upon the expiration of such period, in each case conditioned on the consummation of the Corporate Transaction. For the purposes of this Section 14.3, the Option shall be considered assumed if, following the Corporate Transaction, the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Option, immediately prior to the Corporate Transaction, the consideration (whether stock, cash, or other securities or property) received in the Corporate Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Corporate Transaction is not solely common stock of the Successor Corporation, the Plan Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject thereto, to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Corporate Transaction. All Options shall terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction, except to the extent assumed by the Successor Corporation.

14.3.3    Stock Awards

In the event of a Corporate Transaction, except as otherwise provided in the instrument evidencing the Award or in a written employment or services agreement between a Participant and the Company or a Related Corporation in connection with an Award, the vesting of shares subject to Stock Awards shall accelerate, and the forfeiture provisions to which such shares are subject shall lapse, if and to the same extent that the vesting and exercisability of outstanding Options accelerate in connection with the Corporate Transaction. If unvested Options are to be assumed, continued or substituted by a Successor Corporation without acceleration upon the occurrence of a Corporate Transaction, the forfeiture provisions to which such shares are subject will continue with respect to shares of the Successor Corporation that may be issued in exchange for such shares.

14.3.4    Performance Awards

In the event of a Corporate Transaction, the vesting and payout of Performance Awards shall be as provided in the instrument evidencing the Award or in a written employment or services agreement between a Participant and the Company or a Related Corporation.

14.4    Further Adjustment of Awards

Subject to Sections 14.2 and 14.3, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to the Participants, with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

14.5    Limitations

The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

14.6    Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

SECTION 15.    AMENDMENT AND TERMINATION OF PLAN

15.1    Amendment of Plan

The Plan may be amended only by the Board in such respects as it shall deem advisable; provided, however, that to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, shareholder approval shall be required for any amendment that would (a) increase the total number of shares available for issuance under the Plan, (b) modify the class of persons eligible to receive Options, or (c) otherwise require shareholder approval under any applicable law or regulation. Any amendment made to the Plan that would constitute a “modification” to Incentive Stock Options outstanding on the date of such amendment shall not, without the consent of the Participant, be applicable to such outstanding Incentive Stock Options but shall have prospective effect only.

15.2    Suspension or Termination of Plan

The Board may suspend or terminate the Plan at any time. The Plan shall have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than ten years after the later of (a) the Plan’s adoption by the Board and (b) the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.

15.3    Consent of Participant

The suspension, amendment or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, impair or diminish any rights or obligations under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 14 shall not be subject to these restrictions.

SECTION 16.    GENERAL

16.1    Evidence of Awards

Awards granted under the Plan shall be evidenced by a written instrument that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

16.2    No Individual Rights

Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Corporation or limit in any way the right of the Company or any Related Corporation to terminate a Participant’s employment or other relationship at any time, with or without Cause.

16.3    Registration

Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

To the extent that the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

16.4    No Rights as a Shareholder

No Option or Stock Award denominated in units shall entitle the Participant to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

16.5    Compliance With Laws and Regulations

Notwithstanding anything in the Plan to the contrary, the Plan Administrator, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

16.6    Participants in Foreign Countries

The Plan Administrator shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Related Corporations may operate to ensure the viability of the benefits from Awards granted to Participants employed in such countries and to meet the objectives of the Plan.

16.7    No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

16.8    Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

16.9    Choice of Law

The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Washington without giving effect to principles of conflicts of laws.

SECTION 17.    EFFECTIVE DATE

The Effective Date is the date on which the Plan is adopted by the Board, so long as it is approved by the Company’s shareholders at any time within 12 months of such adoption.

Appendix B

ITRON, INC.

AUDIT/FINANCE COMMITTEE CHARTER

Purpose and Authority

The purpose of the Audit and Finance Committee (the “Committee”) of Itron, Inc., (the “corporation”) is to assist the Board of Directors (the “Board”) in fulfilling its responsibilities to shareholders in monitoring (a) the quality and integrity of the financial reports and other financial information provided by the corporation to governmental bodies and the public; (b) the corporation’s auditing, accounting and financial reporting processes; (c) the corporation’s compliance with legal and regulatory requirements; (d) the independent auditor’s qualifications and independence; (e) the performance of the corporation’s internal audit function, internal auditors and its independent auditors; and (f) compliance with the corporation’s code of ethics for senior financial officers and compliance with its code of conduct for all personnel.

The Committee shall have the sole authority and responsibility to appoint, determine funding for, oversee and, where appropriate, replace the independent auditor. The Committee shall also have all authority and resources necessary to fulfill the duties and responsibilities assigned to the Committee in this charter or otherwise assigned to it by the Board.

As the Committee deems appropriate, it may retain independent counsel, accounting and other professionals to assist the Committee without seeking Board approval with respect to the selection, fees or terms of engagement of any such advisors.

The Committee when appropriate may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee.

Composition

Independence

The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall meet the independence requirements established by the Board, the Nasdaq Stock Market, Inc. and applicable federal and state securities laws and any other rules or regulations applicable to the corporation from time to time.

Financial Literacy

Each member of the Committee shall be financially literate (at a minimum, able to read and understand fundamental financial statements, including the corporation’s balance sheet, income statement and cash flow statement). At least one Committee member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, and shall otherwise meet any Nasdaq Stock Market and federal and state law requirements or other applicable rules and regulations relating to financial expertise as may be applicable to the corporation from time to time.

Service on Other Public Company Audit Committees

No member of the Committee shall serve on more than two audit committees of publicly traded companies, other than the corporation, at the same time such member serves on this Committee, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on this Committee. If a Committee member serves on the audit committees of both a public company and a wholly owned subsidiary of such company, such service shall be counted as service on one audit committee, rather than two.

Appointment and Removal of Members

The Committee shall be appointed by the Board annually. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership. Vacancies on the Committee may be filled through appointment by the Board at any time. The Board may remove any member of the Committee at any time with or without cause.

Meetings

The Committee shall establish an annual meeting calendar, which shall include at least four quarterly meetings for the year. The Committee may hold such other meetings as are necessary or appropriate in order for the Committee to fulfill its responsibilities. A secretary shall be designated to record meeting minutes. As part of its responsibility to foster open communications, the Committee should meet periodically, or as otherwise required, with management, internal audit personnel and the independent auditor in separate executive sessions to discuss any matter that the Committee or any of the other groups believe warrant Committee attention. The Committee has the right to meet in executive session without members of the Company’s management or other persons who are not Committee members present.

Any two members of the Committee shall be sufficient to constitute a quorum and a majority of a quorum shall be sufficient to adopt any resolution or take any action, including the approval of reports and documents. Meetings may be called by the Chairman or by any two Committee members, and may be held telephonically or in person. The independent auditor shall receive notice of meetings in advance to allow the independent auditor the opportunity to attend.

Responsibilities

General

1.

Provide an open and candid avenue of communication between management, the independent auditor, internal audit personnel, and the Board including meeting with management, the independent auditor or internal audit personnel in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.

2.

Inquire of management, the independent auditor, and internal audit personnel about significant risks or exposures that exist in the corporation’s financial reporting and internal control systems, and assess the steps that management has taken to correct or manage such risks.

3.	Provide minutes of Committee meetings to and report, no less frequently than quarterly, to the Board concerning the Committee’s various responsibilities and Committee recommendations.

4.	Maintain an awareness of the financial condition of the corporation and its progress in achieving its goals and objectives.

Documents/Reports

1.	Review and reassess the adequacy of this charter annually and, if appropriate, propose changes to the Board.

2.

Review the corporation’s annual financial statements, including accompanying footnotes and the independent auditor’s report thereon, its quarterly financial statements, and any other reports or other financial information submitted to the public, including any certification, report, opinion, or review rendered by the independent auditor.

3.

Review and discuss with management and the independent auditors the corporation’s quarterly reports on Form 10-Q and annual reports on Form 10-K, including the corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to their filing with the SEC. Review, at the Committee’s discretion, any other filings with the SEC (e.g., Forms 8-K and registration statements) or earnings releases to be issued by the corporation before they are filed or made public. Review and discuss with appropriate management their periodic evaluation of the corporation’s disclosure practices and procedures and periodic certification process relating to periodic SEC filings.

4.	At the discretion of the Committee, review any other reports filed with any entity or governmental body.

5.	Prepare the report of the Audit Committee required by the rules of the SEC to be included in the corporation’s annual proxy statement.

Independent Auditor

1.

Select and retain the independent auditor; determine and approve compensation of the independent auditor; resolve disagreements between management and the independent auditor; oversee and evaluate the independent auditor and, where appropriate, replace the independent auditor, with the understanding that the independent auditor shall report directly to the Committee and shall be ultimately accountable to the Committee and to the Board, as representatives of the shareholders of the corporation.

2.

Annually obtain and review the letter and written disclosures from the independent auditor consistent with Independence Standards Board Standard No. 1, including a formal written statement by the independent auditor delineating all relationships between the auditor and the corporation; actively engage in a dialogue with the auditor with respect to that firm’s independence and any disclosed relationships or services that may impact the objectivity and independence of the auditor; and take, or recommend that the Board take, appropriate action to oversee the independence of the outside auditor.

3.

Annually discuss with the independent auditor the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61, Communications with Audit Committee, SAS No. 89, Audit Adjustments, and SEC Rule S-X 2-07, all as amended from time to time, together with any other matters as may be required for public disclosure or otherwise under applicable laws, rules and regulations.

4.

If so determined by the Committee, based on its review and discussion of the audited financial statements with management and the independent auditor, its discussions with the independent auditor regarding the matters required to be discussed by SAS 61, and its discussions regarding the auditor’s independence, recommend to the Board that the audited financial statements be included in the corporation’s annual report on Form 10-K.

5.

Pre-approve the retention of the independent auditor for all audit and such non-audit services as the independent auditor is permitted to provide the corporation and approve the fees for such services, and ensure that the Committee’s approval of any non-audit services from the independent auditor is publicly disclosed pursuant to applicable laws, rules, and regulations. Pre-approval of audit and non-audit services from the independent auditor may not be delegated to management, but may be delegated to one or more members of the Committee so long as that member or members report their decisions to the Committee at the next scheduled meeting. In considering whether to pre-approve any non-audit services from the independent auditor, the Committee or its delegees shall consider whether the provision of such services is compatible with maintaining the independence of the auditor.

6.	Annually review and approve, in consultation with the independent auditor and management, the scope of the annual audit plan of the independent auditor and staffing.

7.

Annually review the performance and qualifications of the independent auditor, including the lead audit partner, and approve any proposed discharge of the independent auditor. Ensure that the independent auditor’s lead partner and reviewing partner are replaced every five years, or as otherwise required by applicable law. Consider, from time to time, whether a rotation of the independent auditing firm would be in the best interests of the corporation and its shareholders.

8.	Periodically consult with the independent auditor out of the presence of management about internal controls and the fullness and accuracy of the organization’s financial statements.

9.

Set clear policies for the corporation’s hiring of employees or former employees of the independent auditor who were engaged on the corporation’s account, and ensure that such policies comply with any regulations applicable to the corporation from time to time.

10.	Review, as appropriate, the engagement of additional outside audit firms.

Internal Auditor

1.

Review and discuss with management and the independent auditor the manner in which the internal audit function is performed by or for the Company, including the staffing of the internal audit function, the responsibilities of the persons performing the internal audit function, the scope and frequency of internal audits and budgeting.

2.	Review the appointment and replacement of the senior internal auditing executive.

3.	Provide an annual review of the qualifications, performance and compensation of the senior internal auditing executive.

4.	Review the significant reports to management prepared by the persons performing the internal audit function, and management’s responses.

5.	Periodically consult with the senior internal auditing executive out of the presence of management about internal controls and the fullness and accuracy of the corporation’s financial statements.

Financial Reporting Processes

1.

In consultation with the independent auditor, review the integrity, quality, and appropriateness of the corporation’s financial reporting processes, both internal and external, accounting policies, and disclosure practices.

2.

Consider and approve, if appropriate, major changes to the corporation’s auditing and accounting principles and practices, as suggested by the independent accountants or management or by other advisors to the Committee.

3.

Review significant management estimates and judgments made in management’s preparation of the financial statements and the view of management and the independent auditor as to appropriateness of such judgments and related disclosures.

4.	Inquire of management concerning material business risks so that it can assess those risks and the quality and adequacy of disclosures.

5.

Following completion of the annual audit, review any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information, adjustments noted by the independent auditor but not taken by management, communications between the audit team and the national office, and any management or internal control letters issued or proposed to be issued.

6.	Review any significant disagreements among management and the independent auditor in connection with the preparation of financial statements.

7.

Review with the internal auditor the internal auditor’s assessment of the integrity, quality, and appropriateness of the corporation’s financial reporting processes, both internal and external, accounting policies and disclosure practices. Review any reports issued by the internal auditor concerning the integrity, quality, and appropriateness of the corporation’s financial reporting processes.

Accounting Policies; Internal Processes; Risk Management

1.

Obtain and review timely reports from the independent auditor regarding (1) all critical accounting policies to be used, (2) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (3) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

2.	Review with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the financial statements of the corporation.

3.	Review changes in promulgated accounting and auditing standards that may materially affect the corporation’s financial reporting practices.

4.

Review with the independent auditor and management the results of any benchmarking or process improvement reports (including but not limited to management letters), whether or not containing recommendations, concerning process and organizational performance, efficiency, or improvements.

5.	Review with the independent auditor and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

6.

Consider and review with the independent auditor the adequacy of the corporation’s internal controls, including computerized information system controls and security. Review any report issued by the independent auditor regarding management’s assessment of the corporation’s internal controls.

7.

Review any reports by management regarding the effectiveness of, or any deficiencies in, the design or operation of internal controls and any fraud, whether or not material, that involves management or other employees who have a significant role in the corporation’s internal controls.

8.	Consider and review the adequacy of the corporation’s risk management policies and procedures, including insurance and bonding, derivatives and foreign currency exchange risk mitigation and hedging.

9.	Inquire of management and the independent auditor about significant risks or exposures and assess the steps management has taken to minimize such risk to the company.

10.	Summarize for the Board management’s recommendations on dividend policy, financing activities, capital investment, and cash management and investments.

11.

Review with the internal auditor the adequacy of the corporation’s internal controls, including computerized information system controls and security. Review any report issued by the internal auditor regarding the corporation’s internal controls.

12.

Review and discuss with management and the independent auditor as appropriate any correspondence with or findings from regulators or governmental agencies or any employee complaints or reports raising material issues relating to the corporation’s financial statements, auditing or accounting processes, policies, or internal controls.

Related-Party Transactions

Review and approve all “related-party transactions,” as that term is defined in Item 404 of Regulation S-K, as promulgated by the SEC including but not limited to transactions between the corporation and its officers or directors or affiliates of officers or directors.

Legal Compliance

1.

Ensure that management has a legal review system in place to ensure that the corporation’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

2.

Review, with the corporation’s counsel, legal compliance matters including corporate securities trading policies and any legal matter that could have a significant impact on the organization’s financial statements.

Ethics Compliance and Complaint Procedures

1.

Monitor compliance with a code of ethics for the chief executive officer and other senior financial officers pursuant to and to the extent required by regulations applicable to the corporation from time to time.

2.	Monitor compliance with a code of conduct for all employees, officers and directors pursuant to and to the extent required by regulations applicable to the corporation from time to time.

3.	Establish and monitor procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters.

4.	Establish and monitor procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Other

1.

Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities, retaining independent legal counsel and other professionals to assist in the conduct of any investigation as the Committee deems appropriate or necessary.

2.	Perform any other activities consistent with this charter, the corporation’s by-laws and governing law, as the Committee or the Board deems necessary or appropriate.

3.	Conduct an evaluation of Committee performance annually.

It is not the responsibility of the Committee to plan or conduct audits or to determine whether the corporation’s financial statements are complete and accurate or in accordance with generally accepted accounting principles, as the Committee’s role is one of oversight, as distinguished from the roles of management and of the independent auditor.

Appendix C

ITRON, INC.

COMPENSATION COMMITTEE CHARTER

Purpose

The purpose of the Compensation Committee is to:

■	Approve and evaluate officer compensation plans, policies and programs of the Company.

■

Engage or terminate any outside consultant that is retained to assist the Committee in the evaluation of Chief Executive Officer or senior executive officer compensation, including the sole authority to approve fees and other retention terms.

■	Fulfill the duties and responsibilities assigned to the Committee in this Charter or otherwise assigned to it by the Board.

■	Produce the annual report on executive compensation as required by the Securities and Exchange Commission to be included in the Company’s proxy statement.

Members/Structure

The Committee shall be composed of three or more directors, as determined by the Board, each of whom shall (a) meet the independence requirements established by the Board and any other regulations applicable to the Committee from time to time, (b) be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and (c) be an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code.

As the Committee deems appropriate, it may retain independent counsel, accounting and other professionals to assist the Committee without seeking Board approval with respect to the selection, fees or retention terms for any such advisers.

The Committee, when appropriate may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Board or Company officers.

Appointment and Removal of Members

The members of the Committee shall be appointed by the Board on the recommendation of the Corporate Governance Committee. The Board may remove any member from the Committee at any time with or without cause.

Responsibilities

1)

Develop and keep current executive compensation philosophy and establish and annually review and approve policies regarding executive compensation programs and practices and keep the Board informed of such policies.

2)

Review and approve corporate goals and objectives relevant to the Chief Executive Officer’s compensation, receive the evaluation of the CEO from the Corporate Governance Committee and report and make recommendations to the Board for the Chief Executive Officer’s total annual and long-term incentive compensation based on such goals on this evaluation. In determining the long-term incentive component of Chief Executive Officer’s compensation, the Committee will consider the Company’s performance and relative shareholder return, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to the Chief Executive Officer in past years.

3)	Review the Chief Executive Officer’s recommendations and approve and administer all compensation for the Company’s other officers, including but not limited to:

■	Establishing performance objectives and certifying performance achievement in connection with annual and long-term incentive compensation plans; and

■	Reviewing and approving all equity-based compensation plans and grant awards of shares and stock options pursuant to such plans.

4)	Recommend to the Board for its approval and, where appropriate, submission to the Company’s shareholders, incentive compensation plans and equity-based plans.

5)	Recommend to the Board for its approval changes to executive compensation policies and programs.

6)	Review and approve all special executive employment, compensation and retirement arrangements.

7)	Annually review executive stock ownership and monitor progress toward meeting ownership guidelines.

8)	Review and approve, after consultation with the Corporate Governance Committee, Board compensation programs and stock ownership guidelines.

9)

Recommend to the Board for Board action, all Internal Revenue Service tax-qualified retirement plans and all plan amendments that are non-administrative in nature; fulfill ERISA fiduciary and non-fiduciary functions by approving and recommending to the Board for Board action:

■	The designation of the trustee and the execution of trust agreements for any such plan or plans;

■	The termination, merger or consolidation of any such plan or plans; and

■	The extension of plan participation to employees of affiliates or subsidiaries.

10)	Recommend to the Board for Board action all nonqualified benefit plans and all plan amendments that are non-administrative in nature; approve and recommend to the Board for its action:

■	The designation of the trustee and the execution of trust agreements for any such plan or plans;

■	The termination, merger or consolidation of any such plan or plans; and

■	The extension of plan participation to employees of affiliates or subsidiaries.

11)	Annually review plan administration, participation and regulatory compliance of nonqualified plans.

12)	Review management’s recommendations for other nonexecutive corporate incentive plans and annually review plan goals and results.

13)

Provide minutes of Committee meetings to the Board and report promptly to the Board on any significant matters arising from the Committee’s work, including awards for top executives and special executive employment, compensation and retirement arrangements.

14)

Review and discuss with management the Compensation Discussion and Analysis (“CD&A”) and related disclosures required by the Securities and Exchange Commission (“SEC”), including specific Committee review and input regarding:

■	The discussion of factors important to understanding the objectives, policies and philosophy underlying the executive compensation programs;

■	The information presented in the Summary Compensation Table and other supporting tabular disclosures, including narrative descriptions as required; and

■	Information and descriptive narrative provided in other disclosures, including post-employment payments, director compensation and Committee governance.

15)	Prepare the Compensation Committee Report required by the rules of the SEC to be furnished with the Company’s annual report and proxy statement, including:

■	A statement providing whether the Committee reviewed and discussed the CD&A with management; and

■	A statement providing whether, based on the review and discussion, the Committee recommended to the Board that the CD&A be included in the annual report and proxy.

16)	Periodically review executive compensation programs and total compensation levels, including:

■	Determining whether program elements are properly coordinated and achieve intended objectives;

■	Conducting comparative analyses of total compensation relative to market;

■	Quantifying maximum payouts to executives under performance-based incentive plans and total payments under a variety of termination conditions, including upon a change-in-control; and

■	Determining the impact of tax and accounting rules changes.

Meetings

The Committee shall establish a meeting calendar annually, and meet at least 4 times each year. The Committee may hold such other meetings as are necessary or appropriate in order for the Committee to fulfill its responsibilities. In the absence of a member designated by the Board to serve as chair, the members of the Committee may appoint from among their number a person to preside at their meetings. When appropriate, the Committee may meet in separate executive session with management, employees, internal staff and the independent consultants/advisors to discuss matters that the Committee or the other groups believe warrant Committee attention.

Evaluation

The Committee shall review and reassess this Charter at least annually and, if appropriate, propose changes to the Board.

The Committee shall obtain or perform an annual evaluation of the Committee’s performance and make applicable recommendations for improvement.

Appendix D

ITRON, INC.

CORPORATE GOVERNANCE COMMITTEE CHARTER

Purpose

The purpose of the Committee is to:

■	Assist the Board in identifying qualified individuals to become Board members;

■	Determine the composition of the Board of Directors and its committees;

■	Evaluate the Board and management effectiveness;

■	Oversee the Company’s corporate governance principles; and

■	Develop and implement the Company’s corporate governance guiding principles.

Members/Structure

The Committee shall be comprised of two or more directors as determined by the Board, each of whom shall meet the independence requirements established by the Board, the Nasdaq Stock Market, Inc. and applicable federal and state securities laws and any other rules or regulations applicable to the corporation from time to time. Members of the committee shall be appointed and may be removed by the Board of Directors. The Board will designate a Lead Director to act as the Chair of the Committee.

The Committee may request any officer/employee of the Company to serve in an advisory capacity to the Committee. Any such individual shall not be a member of the Committee and shall not have a vote. As the Committee deems appropriate, it may retain independent counsel, accounting and other professionals to assist the Committee without seeking Board approval with respect to the selection, fees or retention terms for any such advisers. The Committee will meet on a quarterly basis or more often, as needed. The Committee may hold such other meetings as are necessary or appropriate in order for the Committee to fulfill its responsibilities. The Committee shall periodically meet in executive session absent Company management.

The Committee when appropriate may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee.

Responsibilities

The Committee shall:

1)	Annually review and make recommendations regarding Board composition, organizational structure, tenure, Board size, frequency of meetings, responsibilities, director retention and director terms.

2)

Establish the qualifications for Board membership including independence standards, skills, and experience taking into consideration the nature of the Company, its stage of development, its future strategic vision and its current business needs.

3)

Identify, evaluate and present to the Board an appropriate list of qualified nominees for election to the Board at each annual meeting of shareholders or in the event of a vacancy. Review and consider shareholder recommended candidates for nomination to the Board.

4)	Evaluate the qualifications and performance of incumbent and prospective directors and determine whether to recommend them for election/re-election to the Board.

5)	Review conflicts of interest and time constraints of directors considering serving on other boards or who have changed employment.

6)

Recommend to the full Board removal of directors, when appropriate, subject to compliance with the Company’s Articles of Incorporation and Bylaws, as such are amended from time to time, and applicable law.

D-1

7)	Initiate and oversee an annual evaluation to determine the effectiveness of: a) the Board as a whole, b) the performance of each committee and c) the performance of individual directors.

8)	Develop a process to evaluate the performance of the CEO on an annual basis. The report shall be passed on to the chair of the Compensation Committee.

9)	Develop, periodically review, and recommend to the Board a set of corporate governance principles applicable to the Company.

10)	Review director orientation and training and recommend enhancements to the Board, where appropriate.

11)	Annually review Board committee charters to ensure that responsibilities are appropriately reflected and there is no duplication. Recommend revisions to the respective committees.

12)	Review and reassess the adequacy of this charter annually and, if appropriate, propose changes to the Board.

13)

Annually review the composition of each committee and recommend committee membership and chair of each committee, taking into account the skills and background of each director, as well as the standards of the Nasdaq Stock Market, Inc. and applicable laws, rules and regulations.

14)	Develop and periodically report to the Board succession plans for the CEO and ensure succession plans are in place for other key executives.

15)	Review the quality, sufficiency and currency of information furnished by management to the directors in conjunction with Board meetings and make recommendations.

16)	Provide minutes of Committee meetings to and report to the Board concerning the Committee’s various responsibilities and Committee recommendations.

17)	Perform such other functions within the scope of the foregoing which the Committee deems appropriate to undertake from time to time.

D-2

Appendix E

ITRON, INC.

HEALTH, SAFETY, ENVIRONMENT AND LITIGATION COMMITTEE CHARTER

Purpose

The Health, Safety, Environment and Litigation Committee (HSEL Committee) is appointed by Itron’s Board of Directors to assist the Board in fulfilling its oversight responsibilities for the Company’s (and its controlled subsidiaries) health, safety and environmental policies, programs and initiatives and litigation, potential litigation and other disputed matters which, in the judgment of Company management, could have a material effect upon the Company’s financial statements

Membership

The HSEL Committee will be comprised of three or more Directors, as determined periodically by the Board. The Board will also designate a Committee Chair.

Appointment and Removal of Members

The members of the Committee will be appointed by the Board on the Recommendation of the Corporate Governance Committee. The Board may remove any member from the Committee with or without cause.

Responsibilities

■

Receive a report from and review with appropriate Company managers at least twice each calendar year the status of the Company’s health, safety and environmental policies and processes to insure that such policies and processes are designed to comply with applicable laws and regulations.

■	Review with appropriate Company managers periodically as necessary the Company’s compliance with its health, safety and environmental policies and processes.
■	Review and report to the Board at least twice each calendar year on the Company’s health, safety and environmental policies and processes and, if appropriate, make recommendations to the Board.
■

Review at each meeting the status of litigation, potential litigation and other disputed matters which, in the judgment of Company management, could have a material effect upon the Company’s financial statements.

■	Review and report to the Board as necessary the status of such litigation and disputed matters and, if appropriate, make recommendations to the Board.

Meetings

The Committee must establish a meeting calendar annually. The Committee may hold such other meetings as are necessary or appropriate for the Committee to fulfill its responsibilities. In the absence of a member designated by the Board to serve as Committee Chair, the members of the Committee may appoint from among their number a person to preside at Committee meetings. When appropriate, the Committee may meet in separate executive session with management, employees, internal audit and the independent auditor to discuss matters that the Committee or the other groups believe warrant Committee attention.

The Committee may invite other individuals, including external advisors to attend Committee meetings and provide information, analysis and advice as it deems appropriate.

Evaluation

The Committee will review and assess this Charter annually and changes to the Board if necessary.

The Committee will perform or have performed an annual evaluation of the Committee’s performance and make recommendations to the Board for improvement.

E-1

ITRON, INC.

This Proxy is solicited by Itron’s Board of Directors for the Annual Meeting of Shareholders to be held on May 15, 2007.

The undersigned hereby appoint(s) LeRoy D. Nosbaum and Steven M. Helmbrecht and each of them, as proxies, with full power of substitution, to represent and vote as designated all shares of common stock of Itron, Inc. held of record by the undersigned on March 6, 2007 at the Annual Meeting of Shareholders of Itron to be held at the principal executive offices of Itron, Inc. - in the Atrium, 2111 N. Molter Road, Liberty Lake, Washington 99019, at 8:00 a.m., local time, on Tuesday, May 15, 2007, with authority to vote upon the matters listed below and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED

FOR THE ELECTION OF ALL NOMINEES NAMED AND FOR THE OTHER PROPOSALS OR OTHERWISE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR THE NOMINEES” AND “FOR” THE ADOPTION OF MATTERS 2 AND Mark Here for Address Change or Comments PLEASE SEE REVERSE SIDE

1. ELECTION OF DIRECTORS.

WITHHOLD AUTHORITY

to vote for the nominees listed to the left FOR the nominees listed to the left (except as marked) Nominees:

01 Gary E. Pruitt 02 Kirby A. Dyess 03 Thomas S. Glanvile 04 Sharon L. Nelson 05 LeRoy D. Nosbaum

(Withhold authority for the following nominee(s) only (write the names of the nominee(s) in the space below):

Shares represented by this proxy will be voted as directed by the shareholders in the space provided. If no direction is given, this proxy will be voted “FOR” each proposal.

FOR AGAINST ABSTAIN the the Adoption Adoption

2. APPROVAL OF ITRON, INC. AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN

FOR AGAINST ABSTAIN the the Adoption Adoption

3. RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

I plan to attend the Annual Meeting.

IMPORTANT—PLEASE DATE AND SIGN ON THE OTHER SIDE

Please sign exactly as your name appears on your stock certificate. Attorneys, trustees, executors and other fiduciaries acting in a representative capacity should sign their names and give their titles. An authorized person should sign on behalf of corporations, partnerships, associations, etc., and give his or her title. If your shares are held by two or more persons, each person must sign. Receipt of the notice of meeting and proxy statement is hereby acknowledged.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Internet and telephone voting is available through 11:59 PM Eastern Time on May 14, 2007.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET http://www.proxyvoting.com/itri

Use the internet to vote your proxy. Have your proxy card in hand when you access the web site. OR TELEPHONE 1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. You can view the Annual Report and Proxy Statement on the internet at: http://www.itron.com

ITRON, INC. Annual Meeting of May 15, 2007.

New York Life Trust Company, as Trustee of the Itron, Inc. Incentive Savings Plan, has been requested to forward to you the enclosed proxy material relative to the securities held by us in your account but not registered in your name. Such securities can be voted only by us as holder of record. We shall be pleased to vote your securities in accordance with your wishes if you will execute this form and return it to us promptly in the enclosed business reply envelope. It is understood that, if you sign without otherwise marking the form, the securities will be voted as recommended by the Board of Directors on all matters to be considered at the meeting.

For this meeting, to the extent of our authority to vote your securities in absence of your instructions, the Trustee is directed by Itron, Inc. Incentive Savings Plan, not to vote any allocated shares with respect to which the trustee does not receive timely voting directions. In order to ensure that your securities are voted as you wish, please return your proxy to us by May 10, 2007.

New York Life Trust Company Please date and sign on the reverse side and mail promptly in the enclosed envelope.

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR THE NOMINEES” AND “FOR” THE ADOPTION OF MATTERS 2 AND 3. Mark Here for Address Change or Comments PLEASE SEE REVERSE SIDE 1. ELECTION OF DIRECTORS. Nominees: 01 Gary E. Pruitt 02 Kirby A. Dyess 03 Thomas S. Glanvile 04 Sharon L. Nelson 05 LeRoy D. Nosbaum

FOR the WITHHOLD nominees AUTHORITY listed to the left to vote for the nominees (except as marked) listed to the left

(Withhold authority for the following nominee(s) only (write the names of the nominee(s) in the space below):

2. APPROVAL OF ITRON, INC. AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN

3. RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. FOR AGAINST ABSTAIN the the Adoption Adoption FOR AGAINST ABSTAIN

the the Adoption Adoption Shares represented by this proxy will be voted as directed by the shareholders in the space provided. If no direction is given, this proxy will be voted “FOR” each proposal. I plan to attend the Annual Meeting. IMPORTANT - PLEASE DATE AND SIGN ON THE OTHER SIDE Signature Signature Date

Please sign exactly as your name appears on your stock certificate. Attorneys, trustees, executors and other fiduciaries acting in a representative capacity should sign their names and give their titles. An authorized person should sign on behalf of corporations, partnerships, associations, etc., and give his or her title. If your shares are held by two or more persons, each person must sign. Receipt of the notice of meeting and proxy statement is hereby acknowledged.

FOLD AND DETACH HERE WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Internet and telephone voting is available through 11:59 PM Eastern Time on May 14, 2007. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET http://www.proxyvoting.com/itri

Use the internet to vote your proxy. Have your proxy card in hand when you access the web site. OR TELEPHONE 1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. You can view the Annual Report and Proxy Statement on the internet at: http://www.itron.com